UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Soliciting Material Pursuant to § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2014

TO THE STOCKHOLDERS OF CADENCE DESIGN SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 6, 2014, at 1:00 p.m. Pacific time, at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134 for the following purposes:

1.	To elect the eight directors named in the proxy statement to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To approve the Omnibus Equity Incentive Plan, which consolidates the Amended and Restated 2000 Equity Incentive Plan into the Amended and Restated 1987 Stock Incentive Plan.

3.	To vote on an advisory resolution to approve executive compensation.

4.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 3, 2015.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Cadence’s Board of Directors has fixed the close of business on March 10, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, this 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof.

By Order of the Board of Directors,

James J. Cowie

Sr. Vice President, General Counsel and Secretary

San Jose, California

March 26, 2014

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE, AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH HAS PREPAID POSTAGE IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2014

CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE

SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSE OF PROXY MATERIALS

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation (“Cadence”), for use at its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 6, 2014, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The Annual Meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 10, San Jose, California 95134. Cadence intends to publish this proxy statement on the investor relations page of its website at www.cadence.com/cadence/investor_relations on or about March 26, 2014.

This proxy statement contains important information for stockholders entitled to vote at the Annual Meeting to consider when deciding how to vote on the matters brought before the Annual Meeting. Stockholders entitled to vote at the Annual Meeting are encouraged to read it carefully.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. Cadence believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources. On or about March 26, 2014, Cadence will mail to each stockholder (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including its proxy statement and annual report, on the internet and how to access a proxy card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Cadence may, at its discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including its proxy statement and annual report, to one or more stockholders.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 10, 2014 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, Cadence had 290,038,761 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence, in person or by proxy, of a majority of the shares of Cadence common stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting. Both abstentions and “broker non-votes” are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders, while the treatment of abstentions differs based on the proposal.

Broker non-votes include shares for which a bank, broker or other nominee holder (i.e., record holder) has not received voting instructions from the beneficial owner and for which the record holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. Proposal 1, regarding the election of directors, Proposal 2, regarding approval of the Omnibus Equity Incentive Plan, which consolidates the Amended and Restated 2000 Equity Incentive Plan into the Amended and Restated 1987 Stock Incentive Plan, and Proposal 3, regarding an advisory resolution to approve executive compensation, are all considered non-routine matters. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2 or 3. Proposal 4, regarding the ratification of the selection of Cadence’s independent registered public accounting firm, is considered a routine matter and brokers are therefore permitted to vote shares held by them without instruction from beneficial owners.

ANNUAL MEETING ADMISSION

Both stockholders at the close of business on the Record Date and holders of a valid proxy for the Annual Meeting are entitled to attend the Annual Meeting. Such individuals should be prepared to present photo identification, such as a valid driver’s license or passport, and verification of Cadence stock ownership for admittance. For stockholders at the close of business on the Record Date, proof of ownership as of the Record Date may be verified prior to admittance into the Annual Meeting. For stockholders who were not stockholders of record at the close of business on the Record Date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership at the close of business on the Record Date, such as an account statement or similar evidence of ownership, may be verified prior to admittance into the Annual Meeting. Stockholders will be admitted to the Annual Meeting if they comply with these procedures.

VOTE REQUIRED

The election of directors at the Annual Meeting requires that each director receive a majority of the votes cast at the Annual Meeting (number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

All other items to be voted on at the Annual Meeting require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Computershare Limited (“Computershare”) has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

VOTING

Stockholders at the close of business on the Record Date have three options for submitting their vote prior to the Annual Meeting: (i) vote via the internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; (ii) vote via telephone, by following the instructions provided in the Notice of Internet Availability of Proxy Materials; or (iii) vote via mail, by completing, signing, dating and mailing a paper proxy card in a pre-addressed envelope, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted — whether via the internet, telephone or mail — will be superseded by the vote that is cast at the Annual Meeting. Whether the proxy is submitted via the internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

REVOCABILITY OF PROXIES

Whether the proxy is submitted via the internet, telephone or mail, any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy.

SOLICITATION

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the Annual Meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Inc. (“Georgeson”). Cadence has retained Georgeson to solicit proxies and to separately prepare a stockholder vote analysis of certain proposals for an aggregate fee of approximately $14,500, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at (408) 944-7100 or e-mailing the Investor Relations Group at investor_relations@cadence.com. Please note, however, that if you wish to receive a paper copy of the proxy or other proxy materials for purposes of the Annual Meeting, you should follow the instructions provided in the Notice of Internet Availability of Proxy Materials. Copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com/cadence/investor_relations as soon as practicable after Cadence electronically files or furnishes these documents with the SEC. Information on Cadence’s website is not incorporated by reference in this proxy statement.

CORPORATE GOVERNANCE

Cadence common stock is listed under the symbol CDNS on the NASDAQ Global Select Market (“NASDAQ”).

Cadence and its Board of Directors (the “Board”) regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are available on the investor relations page of its website at www.cadence.com/cadence/investor_relations. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at Cadence’s corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which cover various topics relating to the Board and its activities, including the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures, Board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee reviews annually the Corporate Governance Guidelines, which may be amended by the Board at any time, and were most recently amended in February 2014.

CODE OF BUSINESS CONDUCT

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials, political entities and others (the “Code of Business Conduct”). The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s President and Chief Executive Officer (the “CEO”) and Cadence’s Senior Vice President and Chief Financial Officer (the “CFO”). The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition of continued service to, or employment with, Cadence. The Code of Business Conduct covers topics including integrity and confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, and compliance with competition, anti-corruption and other laws and regulations.

Except as otherwise provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the Code of Business Conduct and apparent or suspected illegal activities and any concerns regarding corporate governance, accounting, internal accounting controls or auditing matters, in the following manner:

•

Employees and consultants may make an anonymous report of possible misconduct; or, employees or consultants may report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Audit Committee;

•

Executive officers must report possible misconduct to the General Counsel or, if the report concerns the General Counsel, to the chair of the Audit Committee, or, if the report concerns the General Counsel and the chair of the Audit Committee, to the chair of the Corporate Governance and Nominating Committee or another member of the Corporate Governance and Nominating Committee; and

•

Directors must report possible misconduct to the chair of the Audit Committee and the General Counsel (unless the report involves the General Counsel) or, if the report concerns the chair of the Audit Committee, to the chair of the Corporate Governance and Nominating Committee or another member of the Corporate Governance and Nominating Committee.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the CEO or the General Counsel, or their respective designees. To the extent required under applicable SEC rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer by filing a Current Report on Form 8-K with the SEC or posting such information on its website at www.cadence.com.

STOCK OWNERSHIP GUIDELINES AND TRADING RESTRICTIONS

The Board has adopted Stock Ownership Guidelines for its members and Cadence’s executive officers to further align the interests of its directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each member of the Board is encouraged to hold at least 24,000 shares of Cadence common stock by the fifth anniversary of his or her election to the Board or February 28, 2018, whichever is later. Cadence’s executive officers are also encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation to the following offices: CEO — 100,000 shares; CFO — 50,000 shares; and Senior Vice Presidents — 25,000 shares. As of the Record Date, all directors and executive officers met the Stock Ownership Guidelines applicable to them, subject to their respective phase-in periods. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits members of the Board, executive officers and other employees from hedging their ownership of Cadence securities, including trading in publicly-traded options, puts, calls or other derivative instruments related to Cadence securities.

CADENCE’S BOARD OF DIRECTORS

BOARD MEMBERSHIP

The Board currently consists of eight members: Susan L. Bostrom, Dr. James D. Plummer, Dr. Alberto Sangiovanni-Vincentelli, George M. Scalise, Dr. John B. Shoven, Roger S. Siboni, Young K. Sohn and Lip-Bu Tan.

DIRECTOR INDEPENDENCE

The Corporate Governance Guidelines require that at least a majority of the Board be “independent directors” within the meaning of the listing standards of NASDAQ, as determined by the Board. To be “independent,” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board considers all relevant facts and circumstances and applies the following standards:

•

A director who is employed by Cadence or any of its subsidiaries, or whose family member is employed as an executive officer of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship;

•

A director who accepts, or whose family member accepts, more than $120,000 in compensation from Cadence or any of its subsidiaries or in payments for his or her own, or his or her family’s, benefit, other than compensation for Board or Board committee service, compensation paid to a family member who is a non-executive employee of Cadence or any of its subsidiaries, benefits under a tax-qualified retirement plan or non-discretionary compensation and payments arising solely from investment in Cadence stock, during any twelve month period within the past three fiscal years, is not independent until three years after the date of payment;

•	A director who is, or whose family member is, a current partner or employee of Cadence’s independent registered public accounting firm is not independent;

•

A director who was, or whose family member was, a partner or employee of Cadence’s independent registered public accounting firm who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship;

•

A director who is, or whose family member is, employed as an executive officer of another entity for which at any time during the past three years any of Cadence’s executive officers served on the compensation committee of such entity is not independent; and

•

A director who is, or whose family member is, a partner in, or a controlling stockholder or an executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues for such year or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after the conclusion of the fiscal year in which such payments are made or received.

The Board has determined that Ms. Bostrom, Drs. Plummer, Sangiovanni-Vincentelli and Shoven, and Messrs. Scalise, Siboni and Sohn, who constitute a majority of the Board, are independent directors within the meaning of the listing standards of NASDAQ.

BOARD MEETINGS

During the fiscal year ended December 28, 2013, the Board held six meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each director attended more than 75% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2013. The Corporate Governance Guidelines encourage directors to attend the annual meeting of stockholders. All of Cadence’s then-current directors attended the 2013 annual meeting of Cadence stockholders.

Under the Corporate Governance Guidelines, Cadence’s independent directors meet separately at least twice each year. Pursuant to the Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and an independent director, presides over meetings of the independent directors.

CONTACTING THE BOARD

Stockholders interested in communicating directly with the Board may do so by sending a letter to the Board, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed shall be advised of any communication withheld for legal or other considerations as soon as practicable.

COMMITTEES OF THE BOARD

The Board currently has the following committees:

•	Audit Committee;

•	Compensation Committee;

•	Corporate Governance and Nominating Committee; and

•	Finance Committee.

Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are available on the investor relations page of Cadence’s website at www.cadence.com/cadence/investor_relations. The current members and chairs of the current committees are identified in the following table.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance
Susan L. Bostrom		✓	✓
Dr. James D. Plummer	✓		✓	Chair
Dr. Alberto Sangiovanni-Vincentelli			✓
George M. Scalise		✓	✓
Dr. John B. Shoven	✓	Chair	Chair	✓
Roger S. Siboni	Chair		✓	✓
Young K. Sohn			✓	✓
Lip-Bu Tan

Audit Committee

The Board has determined that all members of the Audit Committee are “independent” as defined by the NASDAQ listing standards applicable to audit committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Dr. Shoven and Mr. Siboni are “audit committee financial experts” as defined in rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.

The Audit Committee charter was last amended in February 2014 and complies with the NASDAQ listing standards. The duties and responsibilities of the Audit Committee include:

•

Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent registered public accounting firm and annually evaluating the qualifications, performance and independence of the independent registered public accounting firm, including an evaluation of the lead partner of the independent registered public accounting firm;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•

Reviewing and discussing with the independent registered public accounting firm its report regarding all relationships or services between Cadence and the independent registered public accounting firm and any other relationship or services that may impact the objectivity and independence of the independent registered public accounting firm;

•

Reviewing with the independent registered public accounting firm its audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems, difficulties or disagreements and management’s response to any such problems, difficulties or disagreements;

•

Meeting to review with management and the independent registered public accounting firm Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s Annual Report on Form 10-K;

•

Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls, disclosure controls and procedures and practices with respect to risk assessment and risk management as they relate to financial reporting; and

•

Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, auditing or violations of federal securities law matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.

The Audit Committee held eight meetings during fiscal 2013. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee is currently comprised of three non-employee, independent directors of Cadence, each of whom the Board has determined to be “independent” as defined by the listing standards of NASDAQ applicable to compensation committee members. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All Compensation Committee members are also “outside directors” within the meaning of Rule 16b-3 of the Exchange Act to allow Cadence to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. As provided in its charter, the Compensation Committee acts on behalf of the Board to identify, review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and any director who is also a Cadence employee, evaluate the performance of the CEO and any director who is also a Cadence employee in light of those goals and objectives, and determine and approve the compensation of the CEO and any director who is also a Cadence employee. Although the Compensation Committee may delegate its authority to management when it deems it to be appropriate and in the best interests of Cadence, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer and director compensation in fiscal 2013 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend the Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors.

The Compensation Committee charter was last amended in February 2014. The duties and responsibilities of the Compensation Committee include:

•

Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of the executive officers of Cadence;

•	Reviewing periodically Cadence’s management succession planning in consultation with the CEO and reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•

Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures that are required to be included in Cadence’s annual report and proxy statement, recommending to the Board, based on the review and discussions, whether the Compensation Discussion and Analysis should be included in the annual report and the proxy statement, and preparing the compensation committee report that SEC rules require to be included in the annual report and the proxy statement;

•

Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation;

•	Reviewing and, in certain cases, amending and administering Cadence’s general compensation plans, including equity incentive and stock purchase plans, benefit programs and bonus plans;

•

Reviewing annually an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Compensation Committee or management, who are involved in determining or recommending executive or Board compensation; and

•

Assessing the independence of any consultants or other outside advisors that the Compensation Committee selects or receives advice from, and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee.

In fiscal 2013, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), for advice regarding the compensation of Cadence’s executive officers. The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence’s stockholders. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and other select employees and providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

The Compensation Committee made a number of compensation decisions, including decisions with respect to Cadence’s Named Executive Officers (as defined below in “Compensation Discussion and Analysis”), based on the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and long-term equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the Named Executive Officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•

Cadence’s Stock Ownership Guidelines, which restrict certain transactions in Cadence’s securities, prohibit hedging and require the Named Executive Officers to obtain permission from the General Counsel before trading any shares of Cadence common stock, even during an open trading period;

•

Cadence’s Clawback Policy, which, in the event of a restatement of Cadence’s reported financial results, allows Cadence to seek to recover or cancel performance-based bonuses and equity awards made to senior executives to the extent that performance goals would not have been met under such restated financial results;

•	Caps on bonus awards to limit windfalls; and

•	The consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the Named Executive Officers.

The Compensation Committee held three meetings during fiscal 2013.

Corporate Governance and Nominating Committee

The Board has determined that all Corporate Governance and Nominating Committee members are “independent” as defined by the NASDAQ listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2014. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•

Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Interviewing and evaluating candidates for Board membership;

•	Reviewing, at least annually, the appropriate qualifications, skills and characteristics required for directors in the context of the current composition of the Board;

•	Reviewing periodically the size of the Board and recommending any proposed changes to the Board;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each Board member’s performance and effectiveness and determining whether the Board desires continued service;

•

Making a recommendation to the Board as to whether to accept or reject the resignation of an incumbent director who has received a greater number of votes cast “against” such nominee than votes cast “for” such nominee at an annual or special meeting of stockholders;

•	Reviewing, at least annually, the Corporate Governance Guidelines and the Code of Business Conduct;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related person transactions as defined in applicable SEC rules and establishing policies and procedures for the review, approval and ratification of such transactions; and

•

Reviewing whether it is appropriate for a director to continue service if his or her business responsibilities or personal circumstances change and make a recommendation to the Board as to any action to be taken with respect to such change.

The Corporate Governance and Nominating Committee periodically assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below and any other material the stockholder considers necessary or appropriate.

The Corporate Governance and Nominating Committee evaluates prospective nominees using a variety of criteria, including the standards and qualifications listed in the Corporate Governance Guidelines and other factors that it deems appropriate. Among the factors that the committee may consider are the current composition of the Board, the need for particular expertise, a prospective nominee’s experience, judgment, integrity, diversity of background, independence, ability to commit sufficient time and attention to Board activities, skills (such as an understanding of electronic design, semiconductor and electronics systems technologies), international background and other relevant characteristics.

The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee held three meetings during fiscal 2013.

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to unaffiliated third parties that involve amounts up to $60 million.

The Finance Committee held four meetings during fiscal 2013.

Board Leadership Structure

Mr. Tan serves as CEO, and Dr. Shoven, an independent director, serves as Chairman of the Board. The Board believes that at this time, Cadence and its stockholders are best served by this leadership structure because it is valuable to have a strong independent leader, separate from the CEO, assist the Board in fulfilling its role of overseeing the management of Cadence and its risk management practices. While the Corporate Governance Guidelines permit the roles of the Chairman of the Board and the CEO to be filled by the same or different individuals, they require a lead independent director if the roles were to be combined. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on Cadence’s needs and the Board’s assessment of Cadence’s leadership from time to time.

Risk Oversight

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation, but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management, but has delegated the oversight of certain risks to the Audit Committee and the Compensation Committee. The Audit Committee is responsible for overseeing risk management as it relates to Cadence’s financial condition, financial statements, financial reporting process and accounting matters. The Compensation Committee is responsible for overseeing Cadence’s overall compensation practices, policies and programs and assessing the risks associated with such practices, policies and programs. The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

COMPENSATION OF DIRECTORS

Directors who are Cadence employees, such as Mr. Tan, do not receive additional compensation for their service on the Board. The following table sets forth the compensation earned by Cadence’s non-employee directors (as defined below) for their service on the Board in fiscal 2013:

DIRECTOR COMPENSATION FOR FISCAL 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)(5)	Total ($)
Susan L. Bostrom	$103,000	$106,650	$53,801	$19,629	$283,080
Donald L. Lucas(1)	19,722	—	—	7,951	27,673
Dr. James D. Plummer	141,500	106,650	53,801	—	301,951
Dr. Alberto Sangiovanni-Vincentelli	95,000	106,650	53,801	6,933	262,384
George M. Scalise	102,000	106,650	53,801	17,475	279,926
Dr. John B. Shoven	249,667	213,300	107,602	5,608	576,177
Roger S. Siboni	155,000	106,650	53,801	18,601	334,052
Young K. Sohn(6)	84,667	107,700	54,330	—	246,697

(1)	Mr. Lucas retired from the Board, effective February 12, 2013.

(2)	In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2013 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation — Stock Compensation (“FASB ASC 718”). The assumptions used to calculate the valuation of the stock awards and option awards for fiscal 2013 are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013. The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(3)	As of December 28, 2013, the aggregate number of unvested shares of restricted stock held by Mr. Lucas and each director was as follows: Ms. Bostrom — 7,500; Mr. Lucas — 0; Dr. Plummer — 7,500; Dr. Sangiovanni-Vincentelli — 7,500; Mr. Scalise — 7,500; Dr. Shoven — 15,000; Mr. Siboni — 7,500; and Mr. Sohn — 7,500.

(4)	As of December 28, 2013, the aggregate number of outstanding stock options held by Mr. Lucas and each director was as follows: Ms. Bostrom — 35,000; Mr. Lucas — 150,000; Dr. Plummer — 47,500; Dr. Sangiovanni-Vincentelli — 235,000; Mr. Scalise — 210,000; Dr. Shoven — 420,000; Mr. Siboni —235,000; and Mr. Sohn — 10,000.

(5)	All Other Compensation for Ms. Bostrom, Drs. Sangiovanni-Vincentelli and Shoven and Messrs. Lucas, Scalise and Siboni consists of reimbursements pursuant to the director medical and prescription benefits coverage reimbursement plan described below.

(6)	Mr. Sohn was elected to the Board on February 12, 2013. In connection with his election, Mr. Sohn received an option grant to purchase 10,000 shares of Cadence common stock and an award of 7,500 shares of restricted stock as described below. The grant date fair values of Mr. Sohn’s stock award and option award differ from those of the other directors because his awards were granted on February 12, 2013, when he was elected, and the other directors’ awards were granted on February 11, 2013.

A “non-employee director” is a Cadence director who was not an employee of Cadence during fiscal 2013. The annual retainer for non-employee directors is set at $80,000, with an additional annual retainer of $80,000 for a non-employee director serving as Chairman of the Board. A non-employee director serving as Chairman of the Audit Committee receives an annual retainer of $40,000 per year; a non-employee director serving as Chairman of the Finance Committee or the Compensation Committee receives an annual retainer of $30,000 per year; and a non-employee director serving as Chairman of the Corporate Governance and Nominating Committee receives an annual retainer of $20,000 per year. A non-employee director serving as Chairman of the Board is also eligible to receive fees for service as the Chairman of any of these Board committees.

Each non-employee director of Cadence who served for the full fiscal year earned an $80,000 retainer for service on the Board in fiscal 2013. Dr. Shoven earned an additional retainer of $80,000 for his service as Chairman of the Board, a retainer of $30,000 for his service as Chairman of the Compensation Committee and a pro-rated retainer of $17,667 for his service as Chairman of the Corporate Governance and Nominating Committee following Mr. Lucas’ retirement. Dr. Plummer received a pro-rated retainer of $26,500 for his service as Chairman of the Finance Committee following Mr. Lucas’ retirement. Mr. Siboni earned a retainer of $40,000 for his service as Chairman of the Audit Committee. Mr. Sohn, who was elected to the Board on February 12, 2013, received a pro-rated retainer of $70,667 for his service on the Board. Mr. Lucas, who retired from the Board on February 12, 2013, earned a pro-rated retainer of $9,556 for his service on the Board, a pro-rated retainer of $2,389 for his service as the Chairman of the Corporate Governance and Nominating Committee and a pro-rated retainer of $4,778 for his service as the Chairman of the Finance Committee. Each non-employee director also received meeting fees of $2,000 for each meeting attended in person and $1,000 for each meeting attended via telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. Non-employee directors were also eligible for reimbursement of expenses they incurred in connection with attending Cadence’s Board meetings in accordance with Cadence’s expense reimbursement policy.

On February 11, 2013, under Cadence’s 1995 Directors Stock Incentive Plan (the “Directors Plan”), each non-employee director (other than Dr. Shoven and Mr. Sohn) was granted an option to purchase 10,000 shares of Cadence common stock and an incentive stock award of 7,500 shares of Cadence common stock. Dr. Shoven, the non-employee director serving as Chairman of the Board, was granted an option to purchase 20,000 shares of Cadence common stock and an incentive stock award of 15,000 shares of Cadence common stock. Mr. Sohn was elected to the Board on February 12, 2013, and in connection with his election, he was granted an option to purchase 10,000 shares of Cadence common stock and an incentive stock award of 7,500 shares of Cadence common stock pursuant to the Directors Plan. These stock option and incentive stock award grants vested and became exercisable in full on the first anniversary of the date of grant and the stock option grants have an exercise price equal to the closing price of Cadence common stock on the grant date.

On February 4, 2014, each non-employee director (other than Dr. Shoven) was granted an option to purchase 10,000 shares of Cadence common stock and an incentive stock award of 7,500 shares of Cadence common stock under the Directors Plan. Dr. Shoven, the non-employee director serving as Chairman of the Board, was granted an option to purchase 20,000 shares of Cadence common stock and an incentive stock award of 15,000 shares of Cadence common stock. These stock option and incentive stock award grants vest and become exercisable in full on the first anniversary of the date of grant and the stock option grants have an exercise price equal to the closing price of Cadence common stock on the grant date.

Each non-employee director who joins the Board may be granted stock options, incentive stock awards and restricted stock units under the Directors Plan, the amounts of which are determined at the sole discretion of the Board or its designated committee.

Directors may elect to defer cash compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts. Cadence does not match contributions made under Cadence’s deferred compensation plan.

In addition, a medical and prescription benefits coverage reimbursement plan is available for active non-employee directors, eligible retired directors and their dependents (the “Medical Reimbursement Plan”). All non-employee directors and their dependents are eligible for coverage under the Medical Reimbursement Plan during their term of service on the Board. Retired employee and non-employee directors and their dependents are eligible for continuing coverage under the Medical Reimbursement Plan after the director’s termination of service for a term not to exceed such director’s term of service on the Board. In accordance with the Medical Reimbursement Plan, which was last amended in February 2011, a director’s eligibility for participation in the Medical Reimbursement Plan immediately ceases if the plan administrator determines that an eligible director violated the Code of Business Conduct or is engaged as a Cadence competitor’s employee, consultant, director, advisor or significant investor. Under the Medical Reimbursement Plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the Medical Reimbursement Plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, the eight nominees named below for election to the Board. Each director elected at the Annual Meeting will hold office until the 2015 annual meeting of Cadence stockholders and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death. Each nominee listed below is currently a Cadence director, and all of the nominees have previously been elected by Cadence’s stockholders.

DIRECTOR QUALIFICATIONS AND DIVERSITY

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing the Board membership criteria and recommending them to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background, independence, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design, semiconductor and electronics systems technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the perceived needs of the Board at that point in time. In addition, the Corporate Governance and Nominating Committee annually reviews with the Board the appropriate skills and characteristics required of directors in the context of the current composition of the Board. In seeking a diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

In evaluating director candidates and considering incumbent directors for renomination to the Board, the Corporate Governance and Nominating Committee has considered all of the criteria described above and, for incumbent directors, past performance on the Board. Among other things, the Corporate Governance and Nominating Committee has determined that it is important to have individuals with the following skills and experiences on the Board:

•

Strong technologists with in-depth understanding of electronic design, semiconductor and electronics systems technologies, which is vital in understanding and reviewing Cadence’s strategy, including product development and the acquisition of businesses that offer complementary products, services or technologies;

•	Current or former executives with significant operating experience that gives them specific insight into developing, implementing and assessing Cadence’s operating plan and business strategy;

•	Substantial international experience, which is particularly important given Cadence’s global business and operations;

•	Financial expertise with which to evaluate Cadence’s financial statements and capital structure; and

•	Corporate governance experience from publicly traded companies to support Cadence’s goals of accountability for management and the Board and protection of stockholder interests.

The Corporate Governance and Nominating Committee believes that all of the eight director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies below contain information regarding their experience, qualifications and skills.

NOMINEES

The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the Annual Meeting, are set forth below:

Susan L. Bostrom 53 Years Old Director Since 2011, and previously from 2001 to 2005 Former Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs, Cisco Systems, Inc.

Susan L. Bostrom served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs, of Cisco Systems, Inc., a networking equipment provider, from 2007 to 2011. From 1997 to 2007, Ms. Bostrom served in a number of positions at Cisco Systems, Inc., including Senior Vice President, Chief Marketing Officer, Worldwide Government Affairs, Vice President of the Internet Business Solutions Group and Vice President of Applications and Services Marketing. Ms. Bostrom also serves as a director of Marketo, Inc., Rocket Fuel Inc., Varian Medical Systems, Inc., Stanford Hospital and Clinics and Georgetown University and is a member of the Advisory Board of the Stanford Institute for Economic Policy Research and the Management Board of the Stanford Graduate School of Business.

As a former executive at one of the world’s leading technology companies and an experienced director, Ms. Bostrom has broad knowledge of marketing, government affairs, public policy and developing trends in networking and new media, as well as substantial international, financial and corporate governance expertise.

Dr. James D. Plummer 69 Years Old Director Since 2011 John M. Fluke Professor of Electrical Engineering, Frederick E. Terman Dean of the School of Engineering, Stanford University

Dr. James D. Plummer has been a Professor of electrical engineering at Stanford University since 1978 and the Dean of the School of Engineering since 1999. Dr. Plummer has won numerous awards for his research and is a member of the U.S. National Academy of Engineering. Dr. Plummer directed the Stanford Nanofabrication Facility from 1994 to 2000. Dr. Plummer also serves as a director of International Rectifier Corporation and Intel Corporation, and served as a director of Leadis Technology, Inc. from 2001 to 2009.

As the Dean of the School of Engineering and a Professor of electrical engineering at Stanford University and as a director of large technology corporations, Dr. Plummer has significant industry and technical expertise, as well as substantial financial and corporate governance expertise.

Dr. Alberto Sangiovanni-Vincentelli 66 Years Old Director Since 1992 Edgar L. and Harold H. Buttner Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of electrical engineering and computer sciences at the University of California, Berkeley since 1976. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation

Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his exceptional impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in Electronic Design Automation in 2009 and the EDAA Lifetime Achievement Award in 2012.

As a co-founder of one of Cadence’s predecessor companies, a Professor of electrical engineering at the University of California, Berkeley and a well-known expert in electrical engineering and computer sciences, Dr. Sangiovanni-Vincentelli is a strong technologist with significant industry expertise, as well as substantial international experience.

George M. Scalise 79 Years Old Director Since 1989 Former President, Semiconductor Industry Association

George M. Scalise served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, from 1997 to 2010. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from 2000 to 2005, including as Deputy Chairman from 2001 to 2003 and as Chairman from 2003 to 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. (now Apple Inc.) from 1996 to 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation, a semiconductor company, from 1991 to 1996. Mr. Scalise served on President George W. Bush’s Council of Advisors on Science and Technology from 2001 to 2009. Mr. Scalise also serves as a director of ATMI, Inc. and Intermolecular, Inc.

As a former President of the Semiconductor Industry Association, a former board member of the Federal Reserve and a former Chief Administrative Officer of Apple Computer, Inc. (now Apple Inc.), Mr. Scalise has significant semiconductor, operating and financial expertise and substantial international experience.

Dr. John B. Shoven 66 Years Old Director Since 1992 Charles R. Schwab Professor of Economics, Trione Director of the Stanford Institute for Economic Policy Research, Stanford University

Dr. John B. Shoven has served as Chairman of the Board since 2005. Dr. Shoven is the Charles R. Schwab Professor of economics at Stanford University and the Trione Director of the Stanford Institute for Economic Policy Research. He is also a senior fellow at the Hoover Institution, a fellow of the American Academy of Arts and Sciences and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven also serves as a director of Exponent, Inc., Financial Engines, Inc. and the Mountain View Board of American Century Funds.

As a Professor of economics at Stanford University, the director of the Stanford Institute for Economic Policy Research and a director of a number of companies, Dr. Shoven has strong financial and corporate governance expertise.

Roger S. Siboni 59 Years Old Director Since 1999 Private Investor

Roger S. Siboni served as Chairman of the Board of Epiphany, Inc., a software company that provided customer relationship management solutions, from 2003 to 2005, and as President and Chief Executive Officer of Epiphany, Inc. from 1998 to 2003. Prior to joining Epiphany, Inc., Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc. and Marketo, Inc.

Mr. Siboni served as a director of ArcSight, Inc. from 2009 to 2010, Classmates Media Corporation from 2007 to 2010 and infoGroup, Inc. from 2009 to 2010.

As a former Chairman of the Board and Chief Executive Officer of Epiphany, Inc., a former Chief Operating Officer of and an accountant at KPMG LLP and a director of a number of technology companies, Mr. Siboni has significant operating experience, as well as financial, accounting and corporate governance expertise and substantial international experience.

Young K. Sohn 58 Years Old Director Since 2013 President and Chief Strategy Officer, Samsung Electronics

Young K. Sohn has served as President and Chief Strategy Officer of Samsung Electronics, a consumer electronics company, since 2012. Mr. Sohn also has served as a senior advisor at Silver Lake, a private investment firm, since 2012. Mr. Sohn served as a senior advisor at Inphi Corporation, a provider of high-speed mixed signal semiconductor solutions, from 2012 to 2013, and as President and Chief Executive Officer of Inphi Corporation from 2007 to 2012. Prior to joining Inphi Corporation, Mr. Sohn served as President of Agilent Technologies, Inc.’s Semiconductor Group from 2003 until his retirement in 2005, as Chief Executive Officer of Oak Technology, Inc. from 1999 until it was acquired by Zoran Corporation in 2003, and in executive positions at Quantum Corporation from 1992 to 1999, including as co-President and General Manager. Mr. Sohn also serves on the North American Executive Board for the MIT Sloan School of Management.

Mr. Sohn served as a director of ARM Holdings plc from 2007 to 2012, Cymer, Inc. from 2003 to 2013 and Inphi Corporation from 2007 to 2012.

As President and Chief Strategy Officer of Samsung Electronics and former director and executive at a number of semiconductor companies, Mr. Sohn has significant operating experience in the semiconductor industries, as well as corporate governance and substantial international experience.

Lip-Bu Tan 54 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.

Lip-Bu Tan has served as President and Chief Executive Officer of Cadence since 2009. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and has served as its Chairman since its founding. Mr. Tan also serves as a director of Ambarella, Inc., Semiconductor Manufacturing International Corporation and SINA Corporation.

Mr. Tan served as a director of Creative Technology, Ltd. from 1990 to 2009, Inphi Corporation from 2002 to 2012 and Flextronics International Ltd. from 2003 to 2012.

As a Chairman of an international venture capital firm and a director of a number of technology companies, Mr. Tan has extensive experience in the electronic design automation, semiconductor and electronics systems industries, as well as international operations, financial, and corporate governance expertise.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR the election of each of the eight nominees. The election of directors at the Annual Meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. The election this year is not contested and the majority voting standard outlined above applies.

In order for an incumbent Cadence director to become a nominee at the Annual Meeting, such director must submit an irrevocable resignation that becomes immediately effective if the votes cast “for” such director do not exceed the votes cast “against” such director in an election that is not a contested election, and if the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the Annual Meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the proposal; however, abstentions are not counted as votes “for” or “against” directors and will not have an effect on the election of directors. Unless marked to the contrary, executed proxies received will be voted FOR the election of each of the eight director nominees if authority to do so is not withheld.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE.

PROPOSAL 2

APPROVAL OF THE OMNIBUS EQUITY INCENTIVE PLAN, WHICH CONSOLIDATES

THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN INTO

THE AMENDED AND RESTATED 1987 STOCK INCENTIVE PLAN

OVERVIEW

Upon the recommendation of the Compensation Committee, the Board has approved the Omnibus Equity Incentive Plan (the “Omnibus Plan”), which amends and restates in its entirety Cadence’s Amended and Restated 1987 Stock Incentive Plan (the “1987 Plan”) and consolidates Cadence’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) into the 1987 Plan.

The 1987 Plan is an equity incentive plan for all of Cadence’s employees, including executive officers, and consultants, and the 2000 Plan is an equity incentive plan for Cadence’s non-executive employees and consultants only. Both the 1987 Plan and the 2000 Plan provide broad-based equity compensation that is an essential and long-standing element of Cadence’s culture and success and are critical in building stockholder value and attracting and retaining the most talented executives, employees and consultants. Cadence is requesting that its employee equity incentive plans be consolidated because having a single share pool and making grants to both executive and non-executive employees from the same equity incentive plan would ease plan administration and reduce administration costs. Cadence eased plan administration and reduced administration costs in 2011 with the merging of Cadence’s 1993 Nonstatutory Stock Incentive Plan, as amended (the “1993 Plan”), and Cadence’s 1997 Nonstatutory Stock Incentive Plan, as amended (the “1997 Plan”), into the 2000 Plan. This proposal would combine the two remaining employee equity incentive plans into a single employee equity incentive plan. With the consolidation of Cadence’s employee equity incentive plans under the Omnibus Plan, Cadence’s stockholders are not being asked to approve an increase in the authorized shares under the Omnibus Plan at the Annual Meeting.

If approved by Cadence’s stockholders, the Omnibus Plan would combine the authorized shares of common stock that remain available for issuance under the 1987 Plan and the 2000 Plan as of May 6, 2014 and include any shares that become available for issuance as a result of forfeitures or terminations of outstanding awards under the 1987 Plan or the 2000 Plan on and after May 6, 2014. In addition, no awards would be granted under the 1987 Plan or the 2000 Plan after May 6, 2014, and all outstanding awards granted under the 1987 Plan or the 2000 Plan would remain subject to the terms of the 1987 Plan or the 2000 Plan, as applicable, and the shares issuable under such awards would be issued from the 1987 Plan or the 2000 Plan, as applicable.

As of March 1, 2014, 6,498,229 shares of common stock remained available for issuance under the 1987 Plan and 8,345,703 shares of common stock remained available for issuance under the 2000 Plan. If this proposal had been approved as of March 1, 2014, there would have been an aggregate of 14,843,932 shares of common stock available for issuance under the Omnibus Plan, plus any shares that would have become available under the 1987 Plan or the 2000 Plan as a result of forfeitures or terminations of outstanding awards on and after March 1, 2014.

In the event that the Omnibus Plan is not approved by Cadence’s stockholders, (i) each of the 1987 Plan and the 2000 Plan will continue in full force in accordance with its terms, and (ii) Cadence may continue to grant awards under each of the 1987 Plan and the 2000 Plan subject to the terms and conditions set forth therein.

A copy of the proposed Omnibus Plan is attached as Appendix A to this proxy statement.

Key Data Regarding Share Usage Under Cadence’s Equity Plans

Outstanding Awards and Share Reserve

The following table includes information regarding outstanding equity awards and shares available for future awards under Cadence’s equity plans as of March 1, 2014:

	1995 Directors Plan	1987 Plan	2000 Plan(1)(2)
Total shares underlying outstanding stock options	1,582,500	8,115,000	6,652,710
Weighted average exercise price of outstanding stock options	$12.77	$8.67	$12.93
Weighted average remaining contractual life of outstanding stock options, in years	5.03	3.90	2.18
Total shares underlying outstanding unvested incentive stock awards and RSUs	60,000	775,328	7,616,533
Total shares currently available for grant (stock options, incentive stock awards and RSUs)	757,500	6,498,229	8,345,703

(1)	This column includes shares underlying awards granted under the 1997 Plan, which was merged into the 2000 Plan in 2011.

(2)	This table excludes 1,622,478 stock options that were assumed in connection with acquisitions. No new awards may be issued under the acquired company plans.

Burn Rate and Overhang

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Cadence measures net burn rate as the number of shares underlying equity awards granted by Cadence in the applicable fiscal year (including the effect of cancellations and forfeitures), divided by the weighted average number of shares of common stock outstanding at fiscal year end. Based on this approach, Cadence’s three-year average annual net burn rate has been 1.43%, as set forth below.

Three-Year Net Burn Rate

	Net Stock Options Granted(1)	Net Time-Based Incentive Stock Awards and RSUs Granted(1)	Net Performance- Based Incentive Stock Awards and RSUs Granted(1)(2)	Total Net Grants	Weighted Average Number of Common Shares Outstanding	Net Burn Rate = Total Net Shares Granted or Earned / Common Shares Outstanding
2013	(233,399)	4,442,599	332,500	4,541,700	277,796,293	1.63%
2012	(811,836)	5,234,522	390,000	4,812,686	270,478,569	1.78
2011	(1,544,347)	3,682,659	181,670	2,319,982	263,892,116	0.88
Three-Year Average	(863,194)	4,453,260	301,390	3,891,456	270,722,326	1.43

(1)	Amounts in this column take into account the effect of cancellations and forfeitures.

(2)	Amounts in this column include performance-based incentive stock awards and RSUs (as defined below) that were earned (i.e., the performance conditions were satisfied and shares subject to the award vested) during the applicable fiscal year.

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Cadence measures weighted gross burn rate as the number of shares underlying equity awards granted by Cadence in the applicable fiscal year (converting full value shares to option equivalents and excluding the effect of cancellations and forfeitures), divided by the weighted average number of shares of common stock outstanding at fiscal year end. Based on this approach, Cadence’s three-year average annual weighted gross burn rate has been 5.58%, as set forth below.

Three-Year Weighted Gross Burn Rate

	Stock Options Granted(1)	Time-Based Incentive Stock Awards and RSUs Granted(1)	Performance- Based Incentive Stock Awards and RSUs Granted(1)(2)	Total Grants(3)	Weighted Average Number of Common Shares Outstanding	Weighted Gross Burn Rate = Total Granted or Earned / Common Shares Outstanding
2013	1,042,500	4,973,887	332,500	14,308,468	277,796,293	5.15%
2012	1,700,000	5,687,892	390,000	16,894,730	270,478,569	6.25
2011	3,053,400	4,166,203	250,000	14,093,908	263,892,116	5.34
Three-Year Average	1,931,967	4,942,661	324,167	15,099,036	270,722,326	5.58

(1)	Amounts in this column do not take into account the effect of cancellations and forfeitures.

(2)	Amounts in this column include performance-based incentive stock awards and RSUs that were earned (i.e., the performance conditions were satisfied and shares subject to the award vested) during the applicable fiscal year.

(3)	This total calculation places greater weight on full-value awards (that is, incentive stock awards and RSUs) than stock options, using a 2.5:1 ratio.

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Cadence calculates overhang as (i) the number of shares underlying all outstanding equity awards under all equity plans (which, as of March 1, 2014, consisted of 17,972,688 shares underlying vested and unvested stock options, 6,567,968 shares underlying unvested incentive stock awards and 1,883,893 shares underlying unvested RSUs), divided by (ii) the number of shares of Cadence common stock outstanding, excluding unvested incentive stock awards and unvested RSUs (which, as of March 1, 2014, was 283,045,996 shares). Based on this approach, as of March 1, 2014, overhang was approximately 9%.

Promotion of Good Corporate Governance Practices

The Omnibus Plan will retain the best practice provisions of the existing 1987 Plan that reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees and consultants. These provisions include, but are not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

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No Evergreen Provision.    There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Omnibus Plan can be automatically replenished. In addition, at the Annual Meeting, Cadence’s stockholders are not being asked to approve an increase in the shares authorized for issuance under the Omnibus Plan.

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No Repricing Without Stockholder Approval.    Cadence cannot, without stockholder approval, “reprice” an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price.

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Minimum Vesting Requirements.    Incentive stock awards and restricted stock units (“RSUs”) that are not performance-based and are granted to an executive officer must have vesting periods of at least three years, and performance-based awards to an executive officer must have a vesting period of at least one year.

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Limited Share Recycling.    Shares retained by or delivered to Cadence to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or RSUs, and shares purchased by Cadence in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Omnibus Plan.

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No Dividends on Unearned Performance-Based Awards.    The Omnibus Plan prohibits the payment of dividends or dividend equivalent rights on unvested performance-based awards until the awards are earned and vested.

•	No Transferability. The equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Board.

•	No Automatic Grants. The Omnibus Plan does not provide for automatic grants to any participant.

•	No Single-Trigger Vesting. The Omnibus Plan does not provide for acceleration of outstanding equity awards in connection with a change in control so long as such awards are assumed or replaced.

•	No Tax Gross-ups. The Omnibus Plan does not provide for any tax gross-ups.

•	Clawback Policy. The equity awards granted to the executive officers are subject to Cadence’s Clawback Policy.

SUMMARY OF THE OMNIBUS PLAN

The following summary of the material provisions of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan, a copy of which is attached as Appendix A to this proxy statement.

General

The Omnibus Plan provides for the grant of incentive stock options, nonstatutory stock options, incentive stock awards and RSUs. Incentive stock options granted under the Omnibus Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Omnibus Plan are not intended to qualify as “incentive stock options” under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards that may be granted under the Omnibus Plan.

Purpose

The Omnibus Plan is intended by the Board to give the employees and consultants of Cadence and its affiliates an opportunity to purchase Cadence common stock or receive grants of Cadence common stock, in order to incentivize them to exert maximum efforts for the long-term success of Cadence and its affiliates and to attract and retain the services of persons most capable of filling these positions.

Administration

The Omnibus Plan provides that the Board shall administer the Omnibus Plan, and the Board has the final power to interpret the Omnibus Plan, including the power to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan and to delegate administration of the Omnibus Plan as described below. The Board has the power to determine which of the persons eligible under the Omnibus Plan will be granted awards, the types of awards that will be granted, when and how each award will be granted, and the terms and provisions of each award to be granted in accordance with the provisions of the Omnibus Plan. The Board may delegate the administration of the Omnibus Plan to a committee, such as the Compensation Committee, consisting of one or more members of the Board.

The Board or the Committee may, by resolution, authorize one or more officers of Cadence to approve grants up to limits and subject to terms specified by the Board or the Committee. However, in no event will any officer be delegated authority with respect to grants to be made to executive officers of Cadence.

The Board has delegated administration of the Omnibus Plan, if approved, to the Compensation Committee. As used in this proxy statement solely with respect to describing the terms of the Omnibus Plan, the “Board” refers to any committee the Board appoints to administer the Omnibus Plan as well as to the Board itself.

Eligibility

Only employees of Cadence and its affiliates are eligible for incentive stock options under the Omnibus Plan. Employees and consultants of Cadence and its affiliates are eligible to receive nonstatutory stock options, incentive stock awards and RSUs under the Omnibus Plan. Non-employee directors are not eligible to receive awards under the Omnibus Plan.

No person may be granted awards under the Omnibus Plan covering more than an aggregate of 2,216,702 shares of common stock in any calendar year.

Almost all of the approximately 5,800 employees of Cadence and its subsidiaries, including Cadence’s executive officers, are eligible to receive awards under the Omnibus Plan.

Stock Subject to the Omnibus Plan

The shares of common stock reserved under the Omnibus Plan include (i) the authorized shares of common stock that remain available for issuance under the 1987 Plan and the 2000 Plan as of May 6, 2014 and (ii) the shares that become available for issuance as a result of forfeitures or terminations of outstanding awards under the 2000 Plan or the 1987 Plan on or after May 6, 2014. All of the shares that will be available under the Omnibus Plan may be used for any type of award permitted under the Omnibus Plan (whether stock options, incentive stock awards or RSUs). No additional awards would be granted under the 1987 Plan or the 2000 Plan after May 6, 2014, and all outstanding awards granted under the 1987 Plan or the 2000 Plan would remain subject to the terms of the 1987 Plan or the 2000 Plan, as applicable, and the shares issuable under such awards would be issued from the 1987 Plan or the 2000 Plan, as applicable.

As of March 1, 2014, the number of shares available for grant under the 1987 Plan was 6,498,229 and the number of shares available for grant under the 2000 Plan was 8,345,703 (including forfeited shares under the 1993 Plan and the 1997 Plan, both of which were merged into the 2000 Plan in 2011). In addition, as of March 1, 2014, there were incentive stock awards and RSUs with respect to 7,616,533 shares and option awards with respect to 6,652,710 shares outstanding under the 2000 Plan. As of March 1, 2014, there were incentive stock awards and RSUs with respect to 775,328 shares and option awards with respect to 8,115,000 shares outstanding under the 1987 Plan.

If an award under the Omnibus Plan (or an award outstanding as of May 6, 2014 under the 2000 Plan (including the 1993 Plan and the 1997 Plan) or the 1987 Plan) should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, then the unpurchased or forfeited shares that were subject to the award will, unless the Omnibus Plan has been terminated, become available for future grant under the Omnibus Plan. However, shares subject to an award may not again be made available for issuance under the Omnibus Plan if such shares are: (i) shares used to pay the exercise price of an option, (ii) shares delivered to or withheld by the Cadence to pay the withholding taxes related to an award; or (iii) shares repurchased on the open market with the proceeds of an option exercise.

Subject to stockholder approval of this proposal, the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Omnibus Plan will not exceed the number of shares available in the aggregate for future issuance under the 2000 Plan and the 1987 Plan as of May 6, 2014, plus the number of shares underlying outstanding awards granted under the 2000 Plan or the 1987 Plan that become available for future grant under the Omnibus Plan on or after May 6, 2014 as a result of forfeitures or terminations, which number will be calculated and adjusted for changes in capitalization only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an incentive stock option under Section 422 of the Code.

Stock Option Provisions

The following describes the permissible terms of the stock options granted under the Omnibus Plan. Individual stock option grants may be more restrictive as to any or all of these permissible terms.

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Exercise Price.    The exercise price of stock options granted under the Omnibus Plan may not be less than the fair market value of Cadence common stock on the grant date. In the case of an incentive stock option granted to a 10% stockholder, the exercise price of the option may not be less than 110% of the fair market value on the grant date. The fair market value for purposes of the Omnibus Plan is the closing price of Cadence common stock on the grant date as reported by NASDAQ.

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Payment of Exercise Price.    The exercise price of stock options granted under the Omnibus Plan may be paid by cash, check, shares of Cadence common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of these methods, or other consideration and payment method as may be determined by the Board. In determining the type of consideration to accept, the Board considers whether the acceptance of such consideration may be reasonably expected to benefit Cadence. The particular forms of consideration available to exercise a specific stock option are set forth in the terms of the option agreement for that option.

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Option Exercise.    Stock options granted under the Omnibus Plan become exercisable at the times and under the conditions determined by the Board. The Board has the power to accelerate the time at which a stock option may first be exercised or the time during which a stock option will vest.

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Term.    The maximum term of stock options granted under the Omnibus Plan is seven years. However, the maximum term of incentive stock options granted to a 10% stockholder is five years. Stock options granted under the Omnibus Plan generally terminate three months (twelve months in the case of termination due to death or disability), or such other period of time as determined by the Board, after termination of the optionee’s employment or consulting relationship with Cadence or one of its affiliates.

Incentive Stock Award and Restricted Stock Unit Provisions

The following describes the permissible terms of the grant of restricted stock (“incentive stock awards”) and RSUs under the Omnibus Plan.

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Sales Price and Payment of Sales Price.    The Board determines the price, if any, at which shares of restricted stock or shares underlying RSUs will be sold or awarded to a participant under the Omnibus Plan, subject to applicable law. The sales price may vary among participants and may be below the fair market value of the shares of common stock on the grant date. The Board also determines the form of consideration that may be used to pay the sales price, if any, of shares of restricted stock or shares underlying RSUs.

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Vesting.    The grant, issuance, retention and vesting of shares of restricted stock and RSUs granted under the Omnibus Plan will be at the times and in the installments determined by the Board. The timing of the grant, the issuance, the ability to retain shares and the vesting of shares of restricted stock and RSUs may be subject to continued service, the passage of time and/or the performance criteria as the Board deems appropriate as described below. However, if the vesting of the restricted stock or RSUs granted to an executive officer is based solely on continued service, the award may not vest in full sooner than three years after the grant date and may not have a vesting schedule more favorable, at any point in time, than what would become vested under a monthly pro rata vesting schedule (i.e., 1/36th per month) over those three years. If vesting of an award granted to an executive officer is also subject to the achievement of performance criteria, the award may not vest in full sooner than one year after the grant date. The Board may accelerate the vesting of incentive stock awards and RSUs in the event of a participant’s termination of service as an employee or consultant, a change in control of Cadence or a similar event, provided that, in the case of incentive stock awards and RSUs that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the acceleration complies with the regulations relating to Section 162(m).

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Qualifying Performance Criteria.    The performance criteria for any incentive stock award or RSU that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied either to Cadence as a whole or to a Cadence business unit, segment or affiliate, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the incentive stock award or RSU (and in each case on a GAAP or non-GAAP basis, if applicable): (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (diluted or basic), (c) earnings per share from continuing operations, (d) earnings (including but not limited to earnings before interest, taxes, depreciation and amortization), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or revenue growth, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant or expert in measuring such matters, (q) return on investment, (r) stock price, (s) market capitalization, (t) cash from operations, (u) product innovation or release schedule, (v) capital expenditure, (w) working capital, (x) cost of capital, (y) cost reductions, (z) bookings and segments of bookings such as net product bookings, (aa) market penetration, and (bb) technology development or proliferation.

The Board, in its discretion, may reduce the number of shares granted, issued, retainable and/or vested under an incentive stock award or RSU grant on account of either financial performance or personal performance evaluations, despite the satisfaction of any performance criteria. In addition, the Board may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws and provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations in Cadence’s annual report to stockholders for the applicable year.

Effect of Certain Corporate Events

The Omnibus Plan provides that, in the event of a change in control of Cadence, the surviving or acquiring corporation will assume the awards outstanding under the Omnibus Plan or substitute them with similar awards. If the surviving or acquiring corporation does not assume such awards or substitute similar awards, (i) the vesting of awards held by participants then providing services to Cadence as an employee or consultant will be accelerated prior to the change in control event and will terminate if not exercised after such acceleration and at, or prior to, such event, and (ii) all other awards outstanding under the Omnibus Plan, if any, will terminate if not exercised prior to the change in control event.

Adjustment Provisions

Upon an increase or decrease in the number of issued shares of Cadence common stock resulting from a stock split, the payment of a stock dividend or any other increase or decrease effected without receipt of consideration by Cadence, the number of shares authorized for issuance under the Omnibus Plan, and the number of shares covered by each outstanding award and the price per share of common stock covered by each outstanding award, will be equitably adjusted for any increase or decrease.

Duration, Amendment and Termination

The Board may suspend or terminate the Omnibus Plan without stockholder approval or ratification at any time or from time to time. If approved by the stockholders, the Omnibus Plan will terminate on May 6, 2024, unless it is sooner terminated. However, any suspension or termination of the Omnibus Plan will not adversely affect awards previously granted and awards will remain in full force and effect, unless mutually agreed upon in a writing signed by the plan participant and Cadence.

The Board may also amend the Omnibus Plan at any time or from time to time. However, if the amendment would require stockholder approval to comply with any securities exchange or national market system listing requirements or any other applicable law, the amendment will not be effective unless approved by the stockholders before or after its adoption by the Board. The Board may submit any other amendment to the Omnibus Plan for stockholder approval. Any amendment of the Omnibus Plan will not adversely affect awards previously granted unless mutually agreed upon in a writing signed by the plan participant and Cadence.

Restrictions on Transfer

Under the Omnibus Plan, except as specifically provided in an award agreement, an award may not be transferred by the holder other than by will or by the laws of descent and distribution and, during the lifetime of the holder, may be exercised only by the holder or the holder’s legal representative. However, the holder may designate in writing a third party who may exercise the stock option in the event of the holder’s death.

FEDERAL INCOME TAX INFORMATION

The following is only a summary of the federal income tax consequences with respect to the grant and exercise of awards under the Omnibus Plan based upon applicable federal law as currently in effect, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Omnibus Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Omnibus Plan.

Nonstatutory Stock Options

Options granted under the Omnibus Plan that are not intended to qualify as incentive stock options are referred to in this proxy statement as nonstatutory stock options (“NSOs”). A participant will not recognize any taxable income when an NSO is granted with an exercise price no less than fair market value on the grant date. The participant will generally recognize ordinary income upon the exercise of an NSO equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income and employment taxes.

Upon the disposition of the shares acquired upon exercise of an NSO, the participant will recognize gain or loss equal to the difference between the amount realized on the disposition and the sum of the exercise price plus the amount of ordinary income recognized by the participant as a result of the exercise of the NSO. Any gain or loss on the subsequent disposition of shares acquired through the exercise of an NSO will generally be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

Cadence will generally be entitled to a deduction to the extent a participant realizes ordinary income upon the exercise of an NSO.

Incentive Stock Options

The Omnibus Plan permits grants of incentive stock options (“ISOs”). ISOs granted under the Omnibus Plan are intended to be eligible for the favorable federal income tax treatment accorded to “incentive stock options” under Section 422 of the Code. Generally, a participant will not recognize any taxable income at the time of the grant of an ISO. In addition, the participant will not recognize income for regular federal income or employment tax purposes at the time of the exercise of an ISO. However, a participant may be subject to an alternative minimum tax upon the exercise of an ISO. Cadence is not entitled to a deduction at the time of the grant or the exercise of an ISO.

If the participant holds the shares acquired through the exercise of an ISO for at least one year from the date of exercise and two years from the grant date, referred to in this proxy statement as the ISO holding period, the participant generally will realize long-term capital gain or loss upon disposition of the shares. This gain or loss will generally equal the difference between the amount realized upon the disposition of the shares and the exercise price of the shares.

If a participant disposes of the shares acquired through the exercise of an ISO before expiration of the ISO holding period, referred to in this proxy statement as a disqualifying disposition, the participant will have: (i) ordinary income equal to the lesser of (a) the amount by which the sales price of such shares exceeds the exercise price and (b) the amount by which the fair market value of such shares on the date of exercise exceeds the exercise price; (ii) capital gain equal to the amount by which the sales price of such shares exceeds the fair market value of such shares on the date of exercise; and (iii) capital loss equal to the amount by which the exercise price exceeds the sales price of such shares.

In the event of a disqualifying disposition, Cadence will generally be entitled to a deduction to the extent that the participant realized ordinary income as a result of the disqualifying disposition.

Incentive Stock Awards

A participant who receives an incentive stock award generally will not recognize any taxable income upon the award of the shares. When the restrictions subsequently lapse on the shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares on the date the restrictions lapse with respect to those shares exceeds the purchase price (if any) paid for the shares. However, a participant who makes a timely election under Section 83(b) of the Code with respect to unvested shares of restricted stock will be required to recognize ordinary income in the year the incentive stock award is granted equal to the amount by which the fair market value of the shares on the award date exceeds the purchase price (if any) paid for the shares. A participant who makes a Section 83(b) election for unvested shares of restricted stock will not recognize any additional income when the restrictions on those shares subsequently lapse.

Cadence will generally be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with the acquisition or vesting, as applicable, of shares of Cadence common stock pursuant to an incentive stock award.

RSUs

Participants who are granted unvested RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and Cadence will receive a corresponding deduction.

STOCK PRICE

On March 10, 2014, the closing price of Cadence common stock as reported by NASDAQ was $15.81.

NEW PLAN BENEFITS

Because the Board has the discretion to grant awards under the Omnibus Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the Omnibus Plan. During fiscal 2013, the following awards were granted in the aggregate under the 1987 Plan and the 2000 Plan: awards for an aggregate of 1,127,500 shares to executive officers under the 1987 Plan and an aggregate of 5,081,387 shares to non-executive employees under the 2000 Plan. See “Grants of Plan-Based Awards” for grants made under the 1987 Plan to each of the Named Executive Officers during fiscal 2013.

As of March 1, 2014 and taking into account stock splits, awards covering 148,057,130 shares had been granted under the 1987 Plan since April 27, 1987, 98,905,261 shares had been granted under the 2000 Plan since January 1, 2000, 35,143,611 shares had been granted under the 1993 Plan (which was merged into the 2000 Plan in 2011) since September 17, 1993 and 56,007,183 shares had been granted under the 1997 Plan (which was merged into the 2000 Plan in 2011) since April 30, 1997, including awards that were subsequently forfeited (and therefore the shares became available for grant under the applicable plan).

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR approval of the Omnibus Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the Omnibus Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE OMNIBUS EQUITY INCENTIVE PLAN, WHICH CONSOLIDATES THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN INTO THE AMENDED AND RESTATED 1987 STOCK INCENTIVE PLAN.

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

BACKGROUND TO THE ADVISORY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable Cadence’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this proxy statement.

CADENCE’S COMPENSATION PROGRAM

Stockholders are encouraged to read the “Compensation Discussion and Analysis” in this proxy statement and the tables and narrative for the details of Cadence’s executive compensation programs. Cadence’s executive compensation programs are designed to support the long-term success of Cadence and the creation of stockholder value.

In 2013, Cadence posted its fourth consecutive year of substantial financial and operational improvement under Mr. Tan’s leadership, delivering quality technical solutions, implementing a number of efficiency measures, delivering strong revenue and operating margin growth and improving profitability. Total revenue in fiscal 2013 was $1.46 billion, a 10% increase over total revenue in fiscal 2012, non-GAAP operating margin (as defined below in “Compensation Discussion and Analysis”) further improved to 24% and operating cash flow increased by 16% to $367 million. At the same time, Cadence continued to leverage this positive momentum by laying the foundation for long-term growth and stockholder value creation through innovation, both in terms of internal product and technology development and through acquisitions. The focus of Cadence’s management team, including the Named Executive Officers, was critical to Cadence’s effective execution and continued strong performance through fiscal 2013, which contributed to a total stockholder return over the past three fiscal years of 67%.

Highlights of Cadence’s executive compensation program for fiscal 2013 include tying a significant majority of executive officers’ compensation to performance, emphasizing alignment between long-term equity incentives and Cadence stock performance, and not providing any material perquisites or tax gross-ups to its executive officers.

Cadence’s focus on pay-for-performance in its compensation policies and decisions was critical to its fiscal 2013 performance. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” below are consistent with sound executive compensation principles, as well as stockholder interests and concerns, and that such policies and procedures will act to incentivize the achievement of Cadence’s goals moving forward.

In accordance with Section 14A of the Exchange Act, Cadence is asking its stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Cadence’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on the Board. Although non-binding, the Board and the Compensation Committee value the opinions of Cadence’s stockholders and will review and consider the voting results when evaluating Cadence’s executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending January 3, 2015. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS CADENCE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently comprised of three non-employee directors of Cadence who are “independent” as defined by the listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2013, the Audit Committee was comprised of Drs. Shoven and Plummer and Messrs. Lucas and Siboni. Mr. Lucas retired from the Board in February 2013. Mr. Siboni served as the Audit Committee’s Chairman. The Audit Committee met eight times in fiscal 2013.

The Audit Committee operates under a charter that was last amended by the Board in February 2014. The Audit Committee charter is available on the investor relations page of Cadence’s website at www.cadence.com/cadence/investor_relations. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 with Cadence’s management and KPMG LLP, Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed under Public Company Accounting Oversight Board standards (Communication with Audit Committees), as amended, as well as KPMG LLP’s independence from Cadence and its management. In addition, the Audit Committee has received from KPMG LLP the written report regarding these matters and KPMG LLP’s independence, as required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the current members of the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2013 AND 2012

The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended December 28, 2013 and December 29, 2012.

	Fiscal Year Ended December 28, 2013		Fiscal Year Ended December 29, 2012
	(In thousands)
Audit Fees(1)	$3,017		$2,670
Audit-Related Fees(2)	—		—

Total Audit and Audit-Related Fees	3,017		2,670
Tax Fees(3)	46	(4)	56	(5)
All Other Fees	—		—

Total Fees	$3,063		$2,726

(1)	Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s Quarterly Reports on Form 10-Q and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or other engagements.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Tax fees for fiscal 2013 consisted of tax compliance fees of $46,000.

(5)	Tax fees for fiscal 2012 consisted of tax compliance fees of $44,000 and tax advice and tax planning fees of $12,000.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved specified audit services, audit-related services, tax compliance services and tax planning and related tax services.

However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG LLP During Fiscal 2013 and 2012” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X of the Exchange Act.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 10, 2014, the Record Date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five Percent Stockholders:
Wellington Management Company, LLP(2)	31,980,196	11.0%
280 Congress Street
Boston, MA 02210
Janus Capital Management LLC(3)	29,166,896	10.1
181 Detroit Street
Denver, CO 80206
BlackRock, Inc.(4)	21,242,120	7.3
40 East 52nd Street
New York, NY 10022
Dodge & Cox(5)	19,359,742	6.7
555 California Street, 40th Floor
San Francisco, CA 94104
Invesco Ltd.(6)	19,221,974	6.6
1555 Peachtree Street NE
Atlanta, GA 30309
The Vanguard Group(7)	17,154,064	5.9
100 Vanguard Blvd.
Malvern, PA 19355
Directors and Executive Officers:
Susan L. Bostrom(8)	50,000	*
Dr. James D. Plummer(8)	62,500	*
Dr. Alberto Sangiovanni-Vincentelli(8)	255,493	*
George M. Scalise(8)	210,000	*
Dr. John B. Shoven(8)	550,000	*
Roger S. Siboni(8)	230,000	*
Young K. Sohn(8)	25,000	*
Lip-Bu Tan(8)(9)	4,826,720	1.6
Geoffrey G. Ribar(8)	344,387	*
Thomas P. Beckley(8)	263,364	*
Chi-Ping Hsu(8)	737,422	*
Charlie Huang(8)(10)	1,221,394	*
All current executive officers and directors as a group (15 persons)(11)	9,787,878	3.3

*	Less than 1%

(1)

This table is based upon information provided by principal stockholders pursuant to Schedules 13G filed with the SEC and the executive officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the Record Date. Applicable percentages are based on 290,038,761 shares of Cadence common stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.

(2)	Wellington Management Company, LLP filed Amendment No. 3 to its Schedule 13G with the SEC on February 14, 2014, indicating that it beneficially owns 31,980,196 shares, for which it has sole voting power with respect to none of the shares, shared voting power with respect to 20,928,317 of the shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to 31,980,196 shares.

(3)	Janus Capital Management LLC filed its Schedule 13G with the SEC on February 10, 2014, indicating that it beneficially owns 29,166,896 shares, for which it has sole voting power with respect to 27,209,434 shares, shared voting power with respect to 1,957,462 shares, sole dispositive power with respect to 27,029,434 shares and shared dispositive power with respect to 1,957,462 shares.

(4)	BlackRock, Inc. filed Amendment No. 4 to Schedule 13G with the SEC on February 10, 2014, indicating that it beneficially owns 21,242,120 shares, for which it has sole voting power with respect to 20,242,825 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 21,242,120 shares and shared dispositive power with respect to none of the shares.

(5)	Dodge & Cox filed Amendment No. 7 to its Schedule 13G with the SEC on February 13, 2014 indicating that it beneficially owns 19,359,742 shares, for which it has sole voting power with respect to 18,143,392 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 19,359,742 shares and shared dispositive power with respect to none of the shares.

(6)	Invesco Ltd. filed its Schedule 13G with the SEC on February 10, 2014 indicating that it beneficially owns 19,221,974 shares, for which it has sole voting power with respect to 18,941,514 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 19,221,974 shares and shares dispositive power with respect to none of its shares.

(7)	The Vanguard Group filed Amendment No. 2 to its Schedule 13G with the SEC on February 11, 2014, indicating that it beneficially owns 17,154,064 shares, for which it has sole voting power with respect to 179,009 of the shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 16,996,755 of the shares and shared dispositive power with respect to 157,309 shares.

(8)	Includes shares that executive officers named in the Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options as follows:

Susan L. Bostrom	35,000	Young K. Sohn	10,000
Dr. James D. Plummer	47,500	Lip-Bu Tan	3,697,083
Dr. Alberto Sangiovanni-Vincentelli	210,000	Geoffrey G. Ribar	193,958
George M. Scalise	185,000	Thomas P. Beckley	189,895
Dr. John B. Shoven	395,000	Chi-Ping Hsu	558,333
Roger S. Siboni	210,000	Charlie Huang	776,041

(9)	Includes 770,239 shares held by the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse; 15,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992; 7,000 shares held by L Tan & N Lee & W Lee Trustees, Pacven Walden Inc. 401(k) PSP FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power; 31,400 shares held by IRA FBO Lip-Bu Tan DB Securities Inc. Custodian Rollover Account 5/19/97; and 26,000 shares held by Mr. Tan’s child. Mr. Tan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10)

Includes 229,388 shares held by the Huang-Zhang Trust U/A DTD 6/12/96, of which Mr. Huang and his spouse are trustees, and for which Mr. Huang shares voting and investment power with his spouse. Also includes 26,520 shares held in custodial accounts by Mr. Huang’s spouse for their children and 12,019 shares held by Mr. Huang’s spouse for which Mr. Huang may be deemed to share voting and investment power. Mr. Huang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Includes 7,156,453 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation program for Cadence’s Named Executive Officers in fiscal 2013 (the “NEOs”). The NEOs were Lip-Bu Tan, President and Chief Executive Officer (the “CEO”), Geoffrey G. Ribar, Senior Vice President and Chief Financial Officer (the “CFO”), and the three most highly compensated executive officers other than the CEO and CFO: Thomas P. Beckley, Senior Vice President of Research and Development, Custom IC and PCB Group; Chi-Ping Hsu, Senior Vice President, Chief Strategy Officer, EDA and Chief of Staff to the CEO; and Charlie Huang, Senior Vice President, Worldwide Field Operations and Research and Development, System and Verification Group.

EXECUTIVE SUMMARY

Cadence’s Fiscal 2013 Performance Highlights

Since Mr. Tan’s appointment as CEO in 2009, Cadence has consistently delivered strong revenue and operating margin growth and has leveraged those achievements by making strategic investments to lay the foundation for long-term success. Under the leadership of Mr. Tan and his team, Cadence has improved customer relationships, focused on the internal development of products and completed strategic acquisitions. In particular, in fiscal 2013:

•

Cadence continued its internal development of new products and introduced compelling new products to market, including the Tempus™ Timing Signoff Solution, the Spectre® XPS FastSPICE Simulator and the Voltus™ IC Power Integrity Solution.

•

Cadence expanded its IP business with the acquisition of Tensilica, Inc., Cosmic Circuits Pvt. Ltd. and the IP division of Evatronix S.A. These acquisitions added talented development teams in San Jose, India and Poland and broadened Cadence’s IP portfolio.

•

Cadence continued its record of operational and financial execution. Cadence again demonstrated its ability to help its customers design and build great products while delivering strong financial performance, in spite of an economic environment that continued to be challenging. As further discussed below under “Short-Term Cash Incentive Compensation,” total revenue in fiscal 2013 was $1.46 billion, a 10% increase over total revenue in fiscal 2012, and non-GAAP operating margin (as defined below) further improved to 24%. In addition, operating cash flow increased by 16% over fiscal 2012.

Cadence’s Fiscal 2013 Compensation Highlights

Cadence’s executive compensation practices for fiscal 2013 were consistent with Cadence’s executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as outlined below:

•

Significant Majority of Executive Officers’ Compensation Tied to Performance.    The compensation of Cadence’s executive officers, including the NEOs, is weighted towards performance-based, variable incentive awards. In fiscal 2013, 81% of total direct compensation for the NEOs consisted of variable awards (in the form of both short-term cash incentives and long-term equity incentives), compared to 19% for base salary.

•

Modest and Focused Cash Compensation Increases.    Even with Cadence’s continued strong financial performance, the only changes in salary and target bonus percentages for the NEOs were salary increases of 5.3% for Mr. Ribar, 6.1% for Mr. Beckley and 7.1% for Mr. Hsu, and an increase in Mr. Beckley’s target bonus (expressed as a percentage of base salary) from 60% to 75%, and Mr. Huang’s target bonus from 87.5% to 100% for the second half of fiscal 2013, all as further described below under “Elements of Executive Officer Compensation.” Target cash compensation for Mr. Tan remained unchanged for fiscal 2013.

•

Fiscal 2013 Bonus Payouts Reflect Improved Company Performance.    For fiscal 2013, the bonus payout as a percentage of target was 114%, reflecting Cadence’s performance well above its annual financial plan goals.

•

Continued Emphasis on Long-Term Equity Incentives Aligned with Stock Performance.    The Compensation Committee uses a mixture of types of equity awards in order to provide a balance of incentives which, together, promote stockholder value, growth of the business, talent retention and operational excellence. In fiscal 2013, Cadence continued to provide a significant portion of equity incentive grants to its executive officers in the form of stock options, because the Compensation Committee believes that stock options strongly align the interests of executive officers with the interests of stockholders.

•	No Material Perquisites Provided to Any Executive Officer. Cadence did not provide material perquisites to its executive officers.

•	No Tax Gross-Ups. Cadence did not provide tax gross-ups to its executive officers with respect to taxable income.

•

Regular Compensation Risk Review.    The Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies and programs on an annual basis and assesses such risks as part of its regular decision making process.

•	Stock Ownership Guidelines. All of Cadence’s executive officers are in compliance with Cadence’s stock ownership guidelines.

•

Independent Compensation Consultant.    The Compensation Committee continued to engage its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and had no prior relationship with any of Cadence’s executive officers.

•

Results of 2013 Stockholder Vote on Executive Compensation.    At the 2013 annual meeting of Cadence stockholders, stockholders expressed strong support for Cadence’s executive compensation program, with approximately 98% of the votes cast for approval of the “say-on-pay” advisory vote.

•	Clawback Policy. Cadence has a clawback policy that is applicable to the executive officers’ performance-based compensation.

•	Anti-hedging Policy. Cadence’s Securities Trading Policy prohibits hedging, short-sales and similar transactions by Cadence employees, including its executive officers.

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives in ways that are aligned with the long-term interests of its stockholders.

Cadence’s executive officer compensation is based on the following principles:

•

Total direct compensation is targeted to be competitive with peer companies and market practice, taking into account each executive officer’s scope of responsibility, criticality and individual performance; and

•	A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s short-term and long-term financial and operational performance.

The Compensation Committee oversees the executive compensation program and assesses executive officer compensation at least annually to monitor Cadence’s adherence to these principles. The executive compensation program is results-oriented and dependent on the achievement of key financial goals and the long-term performance of Cadence’s stock.

DETERMINING EXECUTIVE COMPENSATION

Competitive Compensation Levels

Each fiscal year, the Compensation Committee assesses the competitiveness of each element of the executive officers’ total direct compensation. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

For fiscal 2013, the Compensation Committee considered the competitiveness of the executive officers’ total direct compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for talent (the “Peer Group”). In order to accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group for fiscal 2013 includes Cadence’s direct business competitors (in particular, publicly-traded electronic design automation competitors) and a group of publicly-traded semiconductor and software companies located throughout California that compete in the same talent market as Cadence. The group excludes any companies that are foreign, have been recently acquired, or are in businesses or industries that are not reasonably comparable.

In July 2012, the Compensation Committee approved the Peer Group for fiscal 2013. All members of the Peer Group for fiscal 2013 had reported revenue between one-third and three times that of Cadence’s twelve-month trailing revenue at the time the Peer Group was determined. This revenue range allows for robust and reliable competitive data while still ensuring the group represents the broad market for talent. The median revenue of the companies included in the fiscal 2013 Peer Group was approximately $1.1 billion (calculated on a trailing most recent and available four fiscal quarters basis, as of June 30, 2012). Cadence’s revenue for the same period was approximately $1.2 billion. The Compensation Committee approved the resulting group of 21 companies to be included in the Peer Group for fiscal 2013, and such companies’ executive compensation information was used to assess the competitiveness of the executive officers’ total direct compensation. Due to the expansion of the revenue range, the Peer Group for fiscal 2013 contained eight companies that were not part of the Peer Group for fiscal 2012, while four companies were removed because they were no longer in the revenue range.

The Peer Group for fiscal 2013 for determining competitive compensation levels was comprised of the following companies:

ANSYS, Inc.	Integrated Device Technology, Inc.	Mentor Graphics Corporation
Altera Corporation*	International Rectifier Corporation	Microsemi Corporation
Atmel Corporation	Intersil Corporation	OmniVision Technologies, Inc.
Autodesk, Inc.*	KLA-Tencor Corporation*	PMC-Sierra, Inc.
Cymer, Inc.**	LSI Corporation*	Semtech Corporation*
Cypress Semiconductor Corporation	Linear Technology Corporation	Synopsys, Inc.
Fairchild Semiconductor International, Inc.*	Maxim Integrated Products, Inc.*	Xilinx, Inc.*

*	Added to the Peer Group in July 2012.

**	Acquired by ASML Holding N.V. in May 2013.

Compensation Determinations

Consistent with the principles of Cadence’s executive officer compensation outlined above, after the Compensation Committee determines the market levels of each executive officer’s target compensation based on the compensation paid by the companies in the Peer Group, the Compensation Committee assesses the appropriateness of each executive officer’s compensation relative to executives with similar titles and responsibilities in the Peer Group. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive compensation and long-term equity incentive compensation (based on the fair value of the equity awards on the date of grant). Cadence does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of total direct compensation. Instead, when determining target compensation for the executive officers, the Compensation Committee takes into account each of the following factors, without prescribing particular weightings:

Cadence Factors

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group;

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group; and

•	Cadence’s budget considerations.

Individual Factors

•	Compensation paid to executives with similar titles and responsibilities as the individual at the companies in the Peer Group;

•	Individual performance over the preceding year;

•	Strategic importance of the individual’s position;

•	Criticality, experience and ability of the individual to impact corporate and/or business group results;

•	Scarcity in the market of the individual’s skills and talents;

•	Expected future contributions of the individual;

•	Historical compensation of the individual;

•	Retention risks related to the individual; and

•	Relative positioning/performance of the individual versus other Cadence executives.

The Compensation Committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the CEO, the CEO typically makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and long-term equity incentive compensation based upon an assessment of the “Cadence Factors” and the “Individual Factors” outlined above (collectively, the “Compensation Factors”).

The Compensation Committee then reviews these assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee also evaluates the CEO based on the Compensation Factors described above, and the assessment from such evaluation is used to determine the CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the CEO’s and the NEOs’ compensation.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

The compensation of executive officers, including the NEOs, is comprised of the following elements:

•	Total direct compensation, consisting of:

•	Base salary;

•	Short-term cash incentive compensation; and

•	Long-term equity incentive compensation (including stock options and incentive stock awards).

•	Other compensation and benefits, consisting of:

•	Participation in Cadence’s broad-based employee benefit plans;

•	Participation in Cadence’s non-qualified deferred compensation plan;

•	Limited perquisites; and

•	Severance benefits.

Consistent with the principles of Cadence’s executive officer compensation outlined above, an executive officer’s total direct compensation is based on Cadence’s performance and on the performance of the individual executive officer, as well as on the Compensation Committee’s view of the level of total direct compensation sufficient to attract, motivate and retain qualified executives. Cadence does not have a pre-established policy or target for allocating between fixed and variable compensation or for allocating among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic objectives. The Compensation Committee believes that executive officer compensation should motivate the NEOs to drive Cadence’s consistent and sustained performance. Accordingly, the executive officers’ compensation is weighted towards long-term equity incentives and short-term cash incentives rather than base salaries.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are essential for the attraction and retention of talented executive officers and are determined using the Compensation Factors. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of the fiscal year or in connection with an executive officer’s promotion or change in responsibilities.

In February 2013, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the base salaries of the NEOs and determined that the salaries of Messrs. Huang and Tan were appropriate and would remain unchanged. Mr. Ribar’s base salary was increased from $380,000 to $400,000 to more appropriately reflect his key role at Cadence. Mr. Beckley’s base salary was increased from $330,000 to $350,000 to reflect his leadership and responsibilities at Cadence. Mr. Hsu’s base salary was increased from $350,000 to $375,000 in recognition of his expertise in the electronic design automation industry and ongoing contributions to the development of Cadence strategies.

Short-Term Cash Incentive Compensation

Overview.    Cadence generally provides its executive officers with the opportunity to earn short-term cash incentive compensation under a Senior Executive Bonus Plan (the “Bonus Plan”). The purpose of the Bonus Plan is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results and the particular executive officer’s individual performance. Cash bonus payouts under the Bonus Plan for fiscal 2013 were determined semi-annually, with each six-month performance period weighted equally at 50%.

For each executive officer other than the CEO, the CEO makes a recommendation as to the individual’s target bonus. The Compensation Committee reviews the CEO’s recommendation, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendation. For the CEO, the Compensation Committee is solely responsible for assigning a target bonus based on its review, as described above under “Compensation Determinations.”

In February 2013, the Compensation Committee reviewed the target bonus levels of the NEOs and determined that the target bonus levels as a percentage of base salary were appropriate for all of the NEOs, except for Mr. Beckley, and would remain unchanged. The Compensation Committee increased Mr. Beckley’s target bonus (expressed as a percentage of base salary) from 60% to 75% to better reflect his leadership and responsibilities at Cadence. The Compensation Committee made these determinations in a manner consistent with the process discussed under “Compensation Determinations” above.

In July 2013, in recognition of Mr. Huang’s significantly expanded role of leading the System and Verification Group in addition to continuing as head of Worldwide Field Operations, the Compensation Committee increased Mr. Huang’s target bonus to 100% of his base salary for the second half of fiscal 2013.

The base salaries, target bonus levels and actual bonuses earned by the NEOs for their fiscal 2013 performance (as determined using the criteria described below) are set forth in the table below:

Name	Base Salary	Target Bonus (as % of Base Salary)	Target Bonus	Actual Bonus
Lip-Bu Tan	$650,000	100.0%	$650,000	$746,422
Geoffrey G. Ribar	400,000	75.0	300,000	335,557
Thomas P. Beckley	350,000	75.0	262,500	304,038
Chi-Ping Hsu	375,000	75.0	281,250	314,495
Charlie Huang	400,000	93.75(1)	375,000	432,181

(1)	Mr. Huang’s target bonus was 87.5% of his base salary for the first half of fiscal 2013 and 100% of his base salary for the second half of fiscal 2013.

Performance Modifiers.    Each NEO’s bonus for fiscal 2013 was determined by multiplying three factors: the target bonus, a company performance modifier and an individual performance modifier. The individual performance modifier is determined by an assessment of performance against (i) quality-related factors (weighted 25%), such as the accomplishment of quality goals and improvement, leadership of quality initiatives and customer satisfaction, and (ii) executive leadership factors (weighted 75%), such as the achievement of strategic objectives, overall leadership of the organization, talent acquisition and retention and fiscal management. The combination of these performance modifiers ensures that all critical aspects of performance are considered in determining short-term cash incentive awards and are factored into the bonus determination as illustrated below:

Target Bonus	x	Company Performance Modifier	x	Individual Performance Modifier (25% Quality and 75% Executive Leadership)	=	Actual Bonus

Determination of Company Performance Modifier.    The company performance modifier is a percentage that reflects Cadence’s overall financial performance. The weightings and performance measures used to determine the company performance modifier are reviewed by the Compensation Committee at the beginning of each performance period, in consultation with the CEO, to ensure that the weightings and performance measures align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s business and financial performance and directly impact long-term stockholder value.

For fiscal 2013, achievement of both the revenue and non-GAAP operating margin targets under the fiscal 2013 financial plan would have resulted in a company performance modifier of 1.00.

For fiscal 2013, the relative weightings of the components of the company performance modifier were 45% for the total revenue target and 55% for the non-GAAP operating margin target.

For each half of fiscal 2013, the performance goals and actual performance against such goals used to determine the company performance modifiers were as follows:

	Revenue (In millions)	Non-GAAP Operating Margin(1)	Revenue (In millions)	Non-GAAP Operating Margin(1)
	1st Half		2nd Half
2013 Bonus Plan Target	$699	23.2%	$738	24.2%
Actual Achievement(2)	$711	24.6%	$743	24.7%
Company Performance Modifier	1.12		1.04

(1)	Non-GAAP operating margin target is defined as non-GAAP income from operations (that is, income from operations excluding such items as stock-based compensation expense, non-qualified deferred compensation expenses, restructuring and other charges, integration and acquisition-related costs and other non-recurring items), expressed as a percentage of total revenue.

(2)	The Actual Achievement figures for Revenue and Non-GAAP Operating Margin, for purposes of determining actual bonus amounts, exclude the impact of acquisitions made by Cadence in fiscal 2013.

Determination of Individual Performance Modifier.    As described under “Performance Modifiers” above, for fiscal 2013, the individual performance modifier consisted of two components: (i) 25% was based on quality-related factors and (ii) 75% was based on executive leadership factors.

The primary quality-related and executive leadership factors specific to each NEO that the Compensation Committee considered are set forth below:

•

Mr. Tan: leadership of a strong executive management team and a highly-engaged organization, delivery on key customer and stockholder commitments, development of and leadership in company-wide quality initiatives and focus on investments for the growth of Cadence’s business.

•

Mr. Ribar: disciplined delivery of financial performance in a competitive environment, rigorous management of internal financial controls and improved efficiencies and service in the finance and IT functions.

•	Mr. Beckley: strong leadership and achievements in leading quality improvement across all products and delivery of strong growth in the Custom IC and PCB technology segments.

•	Mr. Hsu: strategic leadership, expertise and contributions in driving considerable and sustained growth and improved quality of Cadence’s core technology segment.

•

Mr. Huang: leadership in key customer wins and partnerships, improved customer satisfaction underlying Cadence’s success in fiscal 2013 and improved quality in the newly formed System and Verification Group.

Actual Bonus Payments.    Based on its assessment of Cadence’s performance and individual performance as described above, the Compensation Committee approved the following bonus payout percentages for each half of fiscal 2013:

•	Mr. Tan was awarded 119% of his target bonus for the first half of fiscal 2013 and 110% of his target bonus for the second half of fiscal 2013.

•	Mr. Ribar was awarded 116% of his target bonus for the first half of fiscal 2013 and 108% of his target bonus for the second half of fiscal 2013.

•	Mr. Beckley was awarded 122% of his target bonus for the first half of fiscal 2013 and 110% of his target bonus for the second half of fiscal 2013.

•	Mr. Hsu was awarded 119% of his target bonus for the first half of fiscal 2013 and 105% of his target bonus for the second half of fiscal 2013.

•	Mr. Huang was awarded 123% of his target bonus for the first half of fiscal 2013 and 108% of his target bonus for the second half of fiscal 2013.

Long-Term Equity Incentive Compensation

Overview.    Consistent with the principles of Cadence’s compensation for its executive officers outlined above, long-term equity incentives are designed to provide executive officers with an equity stake in Cadence, promote stock ownership to align the executive officers’ interests with those of Cadence’s stockholders, and create significant incentives for executive retention. Specifically, stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant over time, which aligns the interests of executive officers with those of Cadence’s stockholders, and the executive officers remain employed at Cadence during the period required for the stock options to vest. Furthermore, incentive stock awards align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers each of the Compensation Factors, without prescribing particular weightings to any of the Compensation Factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the long-term equity compensation for all of the executive officers except himself.

In fiscal 2010, the Compensation Committee adopted a policy that, in determining the compensation of executive officers, including the NEOs, a portion of their stock awards granted be performance-based. These performance-based stock awards may take either of the following forms:

•	Performance-Vesting Stock Awards — stock awards that do not vest unless certain specific business performance goals established by the Compensation Committee are met.

•	Performance-Accelerated Stock Awards — stock awards for which vesting is accelerated upon achievement of specific business performance goals established by the Compensation Committee.

Fiscal 2013 Grants.    The Compensation Committee intends the long-term equity incentive mix to provide the appropriate level of executive alignment with stockholder interests, reward its executives for building long-term stockholder value, and create balance between stock options (which provide value only if the stock price increases) and incentive stock awards (which provide more certain retention value subject to the fulfillment of certain conditions, including performance goals, while still providing incentive to improve Cadence’s stock performance). In fiscal 2013, the CEO received approximately 53% of his equity compensation (based on grant date fair value) in the form of stock options, and the other NEOs received approximately 39% of their equity compensation (based on grant date fair value) in the form of stock options. The Compensation Committee weighted Mr. Tan’s equity compensation more heavily in favor of stock options in order to focus his incentives more directly on long-term stock price performance. The Compensation Committee and Mr. Tan continue to believe that equity-based compensation is an important component of Cadence’s compensation program and essential to motivate executives and align their interests with those of its stockholders.

The stock options granted to the NEOs in February 2013 vest monthly over four years from the date of grant and expire seven years from the date of grant.

The incentive stock awards granted to the NEOs in February 2013 vest in equal semi-annual installments over three years from the date of grant, subject to the achievement of performance goals intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Code.

The values reflected for equity awards in the Summary Compensation Table below are the grant date fair values of such awards. The values in the Summary Compensation Table do not reflect the financial benefit that the holders of the awards will actually realize upon the vesting of the awards, nor, with respect to stock options, whether the stock options will be exercised or exercisable prior to their expiration. Please refer to the Grants of Plan-Based Awards in Fiscal Year 2013 table below for more detail regarding grants to NEOs.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s equity grant policies to ensure that such policies comply with governing regulations and are consistent with good corporate practice. Grants to the executive officers are generally made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. However, the Compensation Committee may make grants at any time of the year it deems appropriate.

Deferred Compensation

In fiscal 2013, all of the NEOs were eligible to defer compensation payable to them under a nonqualified deferred compensation plan maintained by Cadence (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to allow for savings above the limits imposed by the Code for 401(k) plans on an income tax-deferred basis for Cadence employees at the level of vice president (or its equivalent) and above who choose to participate. Amounts deferred under the Deferred Compensation Plan are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. The Deferred Compensation Plan is unfunded and is subject to the claims of creditors, so that participants in the

Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

Other Employee Benefit Plans

The executive officers, including the NEOs, are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision and disability insurance plans. Cadence does not currently offer guaranteed pension benefits. Cadence periodically assesses its broad-based employee benefit plans based upon a review of the benefits survey conducted by the Silicon Valley Employers’ Forum, among other sources. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence did not provide material perquisites to any NEO in fiscal 2013. Cadence does not provide its executive officers, including its NEOs, with club memberships, financial planning assistance, personal use of private aircraft or any tax gross-up payments with respect to any taxable income.

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control arrangements and Cadence’s severance and change in control arrangements. Cadence has entered into agreements with each of the NEOs that provide for benefits upon termination of employment under certain circumstances, such as in connection with a change in control of Cadence. Cadence provides these benefits as a means of remaining competitive, retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, these arrangements provide for severance benefits upon Cadence’s termination of the executive’s employment without cause or resignation by the executive for good reason (constructive termination). In the event of a change in control of Cadence, and if the executive’s employment is terminated without cause or for good reason (constructive termination), the NEO will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation or loss of employment.

Please refer to the discussion under “Potential Payments upon Termination or Change in Control and Employment Contracts” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence maintains stock ownership guidelines for its executive officers. These guidelines are designed to promote alignment with the interests of stockholders and Cadence’s commitment to sound corporate governance. All of the NEOs satisfy Cadence’s stock ownership guidelines.

Stock Ownership Guidelines

Position	Shares	Years to Meet Guidelines
Chief Executive Officer	100,000
Chief Financial Officer	50,000	5 years
Senior Vice Presidents	25,000

For purposes of determining stock ownership levels, the following forms of equity interests in Cadence count towards satisfaction of the stock ownership guidelines: restricted or incentive shares (whether vested or unvested), shares obtained through the ESPP, shares acquired and held through the exercise of stock options, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, and shares held in trust for the benefit of the executive officer or his or her family.

CLAWBACK POLICY

Cadence has adopted a clawback policy, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to the NEOs after January 1, 2010 on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

ANTI-HEDGING POLICY

Cadence’s Securities Trading Policy prohibits hedging, short-sales or related transactions by Cadence employees, including its executive officers. The policy also requires approval by Cadence of pledges of Cadence stock or deposits of Cadence stock in margin accounts by certain employees, including its executive officers. None of the NEOs currently or in the last year has pledged any Cadence common stock under this policy.

TAX CONSIDERATIONS

Section 162(m) of the Code

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Code, unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m) of the Code. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

In fiscal 2013, all stock option and restricted stock grants to the NEOs were structured with the intent to qualify them as “performance-based compensation” under Section 162(m) of the Code, and performance measures and goals under the Bonus Plan were intended to comply with the exception for performance-based compensation under Section 162(m) of the Code.

Section 280G of the Code

Section 280G of the Code disallows a company’s tax deduction for certain payments in connection with a change in control, defined as “excess parachute payments,” and Section 4999 of the Code imposes a 20% excise tax on certain persons who receive excess parachute payments. The NEOs will not be provided with tax gross-up payments in the event their payments become subject to this excise tax, but instead would be entitled to the best after-tax alternative. In other words, they would be entitled to whichever of the following payments results in the largest after-tax amount:

•	The full payout, including any portion that would be classified as an excess parachute payment; or

•	The maximum payout that would result in no portion of the payout being subject to the excise tax.

Cadence chose to provide the NEOs with the best after-tax alternative to maximize the benefits provided to each executive in connection with a change in control while allowing Cadence to avoid making any gross-up payments.

In the event that a portion of the payout would be classified as an excess parachute payment, Cadence’s tax deduction would be disallowed under Section 280G of the Code and an excise tax would be imposed on the NEO under Section 4999 of the Code. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control and Employment Contracts” for more detail on the potential lost tax deductions.

SAY-ON-PAY

At the 2013 annual meeting of Cadence stockholders, stockholders again expressed strong support for Cadence’s executive compensation program, with approximately 98% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee took into consideration the results of the 2013 advisory “say-on-pay” vote and, in light of the approval of the overwhelming majority of the Cadence’s stockholders of the executive compensation program and its own overall consideration of the effectiveness of the program, the Compensation Committee did not make significant changes to the executive compensation program for 2013.

COMPENSATION COMMITTEE REPORT

The current members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis above with management. In reliance on the review and discussions referred to above, the current members of the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

COMPENSATION COMMITTEE

John B. Shoven, Chairman

Susan L. Bostrom

George M. Scalise

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2013, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded to, paid to, or earned by Cadence’s NEOs in fiscal 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Lip-Bu Tan	2013	$650,000	$—	$1,777,500	$2,006,663	$746,422	$10,890	$5,191,475
President and Chief	2012	650,000	—	1,626,800	2,230,450	887,881	11,412	5,406,543
Executive Officer	2011	600,000	—	966,000	3,102,000	657,276	11,262	5,336,538
Geoffrey G. Ribar	2013	400,000	—	568,800	367,073	335,557	11,716	1,683,146
Senior Vice President and	2012	380,000	—	348,600	446,090	382,233	10,101	1,567,024
Chief Financial Officer	2011	350,000	—	—	—	287,559	9,746	647,305
Thomas P. Beckley(4)	2013	350,000	—	462,150	281,422	304,038	11,207	1,408,817
Senior Vice President,
Research and Development
Chi-Ping Hsu	2013	375,000	—	497,700	342,601	314,495	11,463	1,541,259
Senior Vice President,	2012	350,000	—	348,600	446,090	350,197	11,866	1,506,753
Chief Strategy Officer, EDA and	2011	350,000	—	289,800	620,400	287,559	11,716	1,559,475
Chief of Staff to the CEO
Charlie Huang	2013	400,000	—	533,250	342,601	432,181	9,589	1,717,621
Senior Vice President,	2012	400,000	—	348,600	446,090	480,570	9,660	1,684,920
Worldwide Field Operations and Research and Development	2011	400,000	—	—	969,375	328,638	9,366	1,707,379

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code and the Deferred Compensation Plan.

(2)	In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during the fiscal year calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2013 are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, and the assumptions used to calculate the valuation of the awards for prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the corresponding years. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by the holder over a number of years, and the stock awards are subject to performance conditions. The terms of the applicable awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2013” and “Outstanding Equity Awards at 2013 Fiscal Year End.” The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(3)	The payments listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts for fiscal 2013:

•	For Mr. Tan, the amount shown includes $7,650 for 401(k) matching contributions and $3,240 for term life insurance premium payments.

•	For Mr. Ribar, the amount shown includes $7,650 for 401(k) matching contributions and $4,066 for term life insurance premium payments.

•	For Mr. Beckley, the amount shown includes $7,650 for 401(k) matching contributions and $3,557 for term life insurance premium payments.

•	For Mr. Hsu, the amount shown includes $7,650 for 401(k) matching contributions and $3,813 for term life insurance premium payments.

•	For Mr. Huang, the amount shown includes $7,650 for 401(k) matching contributions and $1,939 for term life insurance premium payments.

(4)	Mr. Beckley became an officer as that term is defined for purposes of Section 16 of the Exchange Act, effective July 31, 2013.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lip-Bu Tan	2/11/13	$—	$—	$—	125,000	—	$—	$1,777,500
	2/11/13	—	—	—	—	410,000	14.22	2,006,663
	Bonus Plan	—	650,000	1,462,500	—	—	—	—
Geoffrey G. Ribar	2/11/13	—	—	—	40,000	—	—	568,800
	2/11/13	—	—	—	—	75,000	14.22	367,073
	Bonus Plan	—	300,000	675,001	—	—	—	—
Thomas P. Beckley	2/11/13	—	—	—	32,500	—	—	462,150
	2/11/13	—	—	—	—	57,500	14.22	281,422
	Bonus Plan	—	262,500	590,625	—	—	—	—
Chi-Ping Hsu	2/11/13	—	—	—	35,000	—	—	497,700
	2/11/13	—	—	—	—	70,000	14.22	342,601
	Bonus Plan	—	281,250	632,813	—	—	—	—
Charlie Huang	2/11/13	—	—	—	37,500	—	—	533,250
	2/11/13	—	—	—	—	70,000	14.22	342,601
	Bonus Plan	—	375,000	843,750	—	—	—	—

(1)	The stock awards granted to Messrs. Hsu, Huang, Ribar and Tan on February 11, 2013 were granted under the 1987 Plan and vest over three years, with 1/6th of the shares subject to such stock award vesting every six months after the date of grant, subject to the achievement of certain specified performance goals intended to qualify the stock awards as “performance-based compensation” under Section 162(m) of the Code. The stock award granted to Mr. Beckley on February 11, 2013 was granted under the 2000 Plan and vests over three years, with 1/6th of the shares subject to such stock award vesting every six months after the date of grant.

(2)	The stock options granted to Messrs. Hsu, Huang, Ribar and Tan on February 11, 2013 were granted under the 1987 Plan and the stock option granted to Mr. Beckley was granted under the 2000 Plan, and all stock options vest over four years, with 1/48th of the shares subject to such option vesting each month after the date of grant.

(3)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

(4)	In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2013 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the stock awards and option awards for fiscal 2013 are set forth in Note 11 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013. The grant date fair value is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013 TABLE

EMPLOYMENT TERMS

Certain elements of compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2013 table reflect the terms of the employment agreements between Cadence and the NEOs, all of which were in effect as of December 28, 2013.

Lip-Bu Tan.    Cadence is a party to an employment agreement with Mr. Tan, pursuant to which Mr. Tan serves as President and Chief Executive Officer. The agreement provides for an initial base salary of $600,000 per year and for Mr. Tan’s participation in the Bonus Plan at an annual target bonus of 100% of his base salary. Effective January 1, 2012, Mr. Tan’s base salary was increased to $650,000.

Geoffrey G. Ribar.    Cadence is a party to an employment agreement with Mr. Ribar, pursuant to which Mr. Ribar serves as Senior Vice President and Chief Financial Officer. The agreement provides for an initial base salary of $350,000 per year and for Mr. Ribar’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary. Effective January 1, 2012, Mr. Ribar’s base salary was increased to $380,000 and, effective December 30, 2012, his base salary was increased to $400,000.

Thomas P. Beckley.    Cadence is a party to an employment agreement with Mr. Beckley, pursuant to which Mr. Beckley serves as Senior Vice President of Research and Development. The agreement provides for an initial base salary of $330,000 per year and for Mr. Beckley’s participation in the Bonus Plan at an annual target bonus of 60% of his base salary. Effective December 30, 2012, Mr. Beckley’s base salary was increased to $350,000 and his target bonus was increased to 75% of his base salary.

Chi-Ping Hsu.    Cadence is a party to an employment agreement with Mr. Hsu, pursuant to which Mr. Hsu initially served as Senior Vice President of Research and Development and now serves as Senior Vice President, Chief Strategy Officer, EDA and Chief of Staff to the CEO. The agreement provides for an initial base salary of $350,000 per year and for Mr. Hsu’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary. Effective December 30, 2012, Mr. Hsu’s base salary was increased to $375,000.

Charlie Huang.    Cadence is a party to an employment agreement with Mr. Huang, pursuant to which Mr. Huang initially served as Senior Vice President and Chief Strategy Officer and now serves as Senior Vice President of Worldwide Field Operations and Research and Development. The agreement provides for an initial base salary of $350,000 per year and for Mr. Huang’s participation in the Bonus Plan at an annual target bonus of 75% of his base salary. In 2009, Mr. Huang’s base salary was increased to $400,000. Effective January 1, 2012, his target bonus was increased to 87.5% of his base salary and, effective July 1, 2013, it was increased to 100% of his base salary.

The proportion of salary to total compensation of the NEOs is explained above under “Compensation Discussion and Analysis — Elements of Executive Compensation.”

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)
Lip-Bu Tan	6,250	(3)	—		$18.30	2/04/14	—		$—
	25,000	(3)	—		14.87	4/01/14	—		—
	25,000	(3)	—		14.59	4/01/15	—		—
	25,000	(3)	—		18.08	4/01/16	—		—
	25,000	(3)	—		20.53	4/02/17	—		—
	25,000	(3)	—		10.94	4/01/18	—		—
	100,000	(4)	—		2.61	12/15/15	—		—
	900,000	(4)	—		4.12	1/08/16	—		—
	715,000	(4)	—		4.20	2/05/16	—		—
	766,666		33,334		5.60	2/08/17	—		—
	566,666		233,334		9.66	2/08/18	—		—
	229,166		270,834		11.62	2/06/19	—		—
	85,416		324,584		14.22	2/11/20	—		—
	—		—		—	—	16,666	(5)	232,158
	—		—		—	—	69,999	(6)	975,087
	—		—		—	—	104,166	(7)	1,451,033
Geoffrey G. Ribar	114,166		45,834	(8)	8.24	11/15/17	—		—
	45,833		54,167		11.62	2/06/19	—		—
	15,625		59,375		14.22	2/11/20	—		—
	—		—		—	—	10,000	(9)	139,300
	—		—		—	—	15,000	(6)	208,950
	—		—		—	—	33,333	(7)	464,329
Thomas P. Beckley	120,308	(3)	—		14.48	4/15/14	—		—
	10,000	(3)	—		17.89	12/09/15	—		—
	30,000	(4)	—		2.61	12/15/15	—		—
	10,000	(4)	—		11.25	5/15/15	—		—
	30,000	(4)	—		4.01	2/17/16	—		—
	17,916		2,084		6.59	5/07/17	—		—
	20,625		9,375		9.56	3/18/18	—		—
	36,666		43,334		11.62	2/06/19	—		—
	11,979		45,521		14.22	2/11/20	—		—
	—		—		—	—	3,333	(10)	46,429
	—		—		—	—	15,000	(11)	208,950
	—		—		—	—	27,083	(12)	377,267
Chi-Ping Hsu	7,292	(3)	—		17.89	12/09/15	—		—
	10,000	(4)	—		11.25	5/15/15	—		—
	200,000	(4)	—		4.20	2/05/16	—		—
	124,583		5,417		5.60	2/08/17	—		—
	113,333		46,667		9.66	2/08/18
	45,833		54,167		11.62	2/06/19	—		—
	14,583		55,417		14.22	2/11/20	—		—
	—		—		—	—	5,000	(5)	69,650
	—		—		—	—	15,000	(6)	208,950
	—		—		—	—	29,166	(7)	406,283
Charlie Huang	50,000	(4)	—		21.58	5/15/14	—		—
	60,000	(4)	—		10.61	2/01/15	—		—
	200,000	(4)	—		4.20	2/05/16	—		—
	50,000	(3)	—		16.80	2/15/16	—		—
	124,583		5,417		5.60	2/08/17	—		—
	177,083		72,917		9.66	2/08/18	—		—
	45,833		54,167		11.62	2/06/19	—		—
	14,583		55,417		14.22	2/11/20	—		—
	—		—		—	—	15,000	(6)	208,950
	—		—		—	—	31,250	(7)	435,313

(1)	Unless otherwise indicated, these stock options were granted seven years prior to the expiration date and vest at a rate of 1/48th every month after the date of grant.

(2)	The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share.

(3)	Stock option was granted on the date ten years prior to the expiration date and, as of December 28, 2013, was fully vested.

(4)	Stock option was granted on the date seven years prior to the expiration date and, as of December 28, 2013, was fully vested.

(5)	Restricted stock was granted on February 8, 2011 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(6)	Restricted stock was granted on February 6, 2012 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(7)	Restricted stock was granted on February 11, 2013 and vests at a rate of 1/6th every six months from the date of grant over three years, subject to the achievement of specific performance goals.

(8)	Stock option was granted on the date seven years prior to the expiration date and 1/4th of the shares vest on the first anniversary of the date of grant and 1/36th of the remaining shares vest monthly thereafter.

(9)	Restricted stock was granted on November 15, 2010 and vests at a rate of 1/4th on each anniversary of the date of grant.

(10)	Restricted stock was granted on March 18, 2011 and vests at a rate of 1/6th every six months from the date of grant over three years.

(11)	Restricted stock was granted on February 6, 2012 and vests at a rate of 1/6th every six months from the date of grant over three years.

(12)	Restricted stock was granted on February 11, 2013 and vests at a rate of 1/6th every six months from the date of grant over three years.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

The following table sets forth information with respect to the exercise of stock options by the NEOs during fiscal 2013 and the vesting during fiscal 2013 of stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lip-Bu Tan	—	$—	192,500	$2,701,583
Geoffrey G. Ribar	40,000	209,888	26,667	364,521
Thomas P. Beckley	—	—	25,416	358,516
Chi-Ping Hsu	214,643	909,048	32,500	463,233
Charlie Huang	—	—	22,916	326,266

(1)	Amount shown for option awards is determined by multiplying (i) the number of shares of Cadence common stock to which the exercise of the options related, by (ii) the difference between the per share sales price of Cadence common stock at exercise and the exercise price of the options.

(2)	Amount shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Cadence common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2013

Under the Deferred Compensation Plan, executive officers may elect to defer up to 80% of their base salary and up to 100% of the non-equity incentive plan compensation payable to them. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds or money market accounts. Executive officers may elect to receive distributions from their account upon termination of employment with Cadence, the passage of a specified number of years or the attainment of a specified age, whichever event occurs first. In addition, executive officers may elect a lump-sum payment or monthly installments over a five or ten year period.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Lip-Bu Tan	$ —	$ —	$ 65	$ —	$ 85,020
Geoffrey G. Ribar	—	—	—	—	—
Thomas P. Beckley	—	—	182,497	—	792,549
Chi-Ping Hsu	—	—	—	—	—
Charlie Huang	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AND

EMPLOYMENT CONTRACTS

The information below describes certain compensation that would have become payable to the NEOs under existing plans and contractual arrangements, assuming that a termination of employment or assuming a change in control combined with a termination of employment had occurred on December 28, 2013 (based upon the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share), given the compensation and service levels of each NEO. In addition to the benefits described below, upon any termination of employment, each of the NEOs would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2013 table above.

Employment Terms with NEOs

As of December 28, 2013, Cadence had employment agreements with Messrs. Beckley, Hsu, Huang, Ribar and Tan. The employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated either by Cadence without “cause” (as defined below) or by the executive in connection with a “constructive termination” (as defined below). In addition, the employment agreements provide for certain benefits upon a termination of employment due to death or “permanent disability” (as defined below). The employment agreements provide for benefits upon a termination either by Cadence without “cause” or by the executive in connection with a “constructive termination” that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending 13 months following such “change in control.” The employment agreements do not provide for any benefits upon a termination by Cadence for “cause” or upon the executive’s resignation other than in connection with a “constructive termination.”

For purposes of the employment agreements, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows:

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of his duties under the employment agreement;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engaging in any material act of theft or material misappropriation of company property in connection with his employment;

•	material breach of the employment agreement or after written notice is delivered to the executive of such breach;

•	material breach of Cadence’s Employee Proprietary Information and Inventions Agreement;

•	material failure or refusal to perform the assigned duties; or

•	material breach of the Code of Business Conduct, as such code may be revised from time to time.

“Constructive termination” generally means the occurrence of any one of the following events:

•

for Messrs. Huang and Tan, a material adverse change, without the executive’s written consent, in the executive’s authority, duties or title causing the executive’s position to be of materially less stature or responsibility (for Mr. Tan, such material adverse change shall be deemed to occur if he is removed from his current position);

•	for Mr. Beckley, Cadence’s removal of Mr. Beckley from his position as Senior Vice President of Research and Development;

•

for Messrs. Hsu and Ribar, Cadence’s removal of the executive from his executive position and determination not to identify the executive as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act;

•	for Messrs. Hsu, Huang and Ribar, any change, without the executive’s written consent, to the executive’s reporting structure causing the executive to no longer report to the CEO;

•

a reduction, without the executive’s written consent, in the executive’s base salary then in effect by more than 10% or a reduction by more than 10% in the executive’s stated target bonus in effect under a bonus plan;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation;

•	any material breach by Cadence of any provision of the employment agreement;

•	any failure by Cadence to obtain the written assumption of the employment agreement by any successor to Cadence; or

•

for Messrs. Beckley, Hsu, Ribar and Tan, in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control.”

“Change in control” generally means the occurrence of any one of the following events:

•	any person acquires more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•

any person acquires in one transaction (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•

the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than 12 months and that renders the executive unable to perform effectively all of the essential functions of his position pursuant to his employment agreement, with or without reasonable accommodation.

Under the employment agreements, if the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) or if the executive terminates his employment in connection with a “constructive termination,” the executive will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreements provide for the following payments and benefits:

•

continued employment by Cadence, for up to one year after the executive’s termination, as a non-executive employee at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the date of his termination;

•	provided the executive elects COBRA coverage, continued coverage for up to one year under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•

accelerated vesting, as of the date of the executive’s termination, of his outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding 12-month period (or, in the case of Mr. Tan, the succeeding 18-month period); provided that, if the executive remains employed pursuant to his transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the date of his termination shall continue to vest through the end of the applicable performance period; provided any such performance period ends within 12 months (or, in the case of Mr. Tan, 18 months) of his termination and only to the extent the applicable performance conditions are satisfied;

•

a lump-sum payment equal to one year’s base salary at the highest rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the date of his termination; and

•

a lump-sum payment equal to 75% (or, in the case of Mr. Beckley, 60% and Mr. Tan, 100%) of one year’s base salary at the highest rate in effect during the executive’s employment, payable 30 days following termination of the transition agreement.

In addition, the employment agreements provide that if, within three months before or 13 months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates his employment in connection with a “constructive termination,” then, in exchange for the executive’s execution and delivery of a transition and release agreement, all of the executive’s outstanding and unvested equity compensation awards will immediately vest in full. In the employment agreements, all other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives shall also receive: (i) a lump-sum payment equal to 50% of one year’s base salary at the highest rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the date of his termination and (ii) a lump-sum payment equal to 37.5% (or, in the case of Mr. Beckley, 30% and Mr. Tan, 50%) of one year’s base salary at the highest rate in effect during the executive’s employment, payable 30 days following termination of the transition agreement. As discussed in more detail in “Compensation Discussion and Analysis — Section 280G of the Code,” the executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

Under the employment agreements, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if his estate executes and delivers a release agreement:

•

accelerated vesting, as of the date of the executive’s termination of employment, of his outstanding and unvested equity compensation awards that would have vested over the succeeding 12-month period, and such awards and all previously vested equity awards shall remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•

solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for 12 months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

The receipt of benefits following termination under each of the employment agreements is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of an Executive Transition and Release Agreement. These transition agreements provide that the affected executive will continue to provide services to Cadence for a one-year transition period. During this one-year transition period, the executive is entitled to receive the termination payments described above, is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationship with its current or prospective clients, customers, joint-venture partners or financial backers, and must provide Cadence with continued cooperation in matters related to his employment. Any violation of the provisions of the transition agreement would result in the cessation of Cadence’s obligation to provide the then unpaid portion of the affected executive’s termination benefits.

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible U.S.-based employees, including each of the NEOs, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of December 28, 2013, for Messrs. Tan, Ribar, Beckley, Hsu and Huang was $2,000,000, $1,400,000, $1,225,000, $1,312,500 and $1,600,000, respectively.

The tables below set forth the estimated value of the potential payments to the NEOs, assuming the executive’s employment had terminated on December 28, 2013 (based upon the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share) under an employment agreement in effect at that time, and, for purposes of the second table below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Potential Payments and Benefits Upon a Termination of Employment by Cadence

Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment (7 Months After Termination) ($)	Lump Sum Payment (13 Months After Termination) ($)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(1)(2)	Vesting of Restricted Stock Awards ($)(3)	Pre-Tax Total ($)
Lip-Bu Tan	$24,000	$650,000	$650,000	$14,392	$1,707,133	$2,077,868	$5,123,393
Geoffrey G. Ribar	24,000	400,000	300,000	14,362	318,545	464,343	1,521,250
Thomas P. Beckley	24,000	350,000	210,000	24,775	94,272	336,646	1,039,693
Chi-Ping Hsu	24,000	375,000	281,250	532	273,674	371,471	1,325,927
Charlie Huang	24,000	400,000	300,000	3,136	369,749	313,425	1,410,310

(1)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)	These amounts do not include “out of the money” options to purchase shares of Cadence common stock that would have been subject to acceleration. These options have an exercise price of $14.22, and the acceleration would have had no value. Mr. Tan has 153,750, Mr. Ribar has 18,750, Mr. Beckley has 14,375, Mr. Hsu has 17,500 and Mr. Huang has 17,500 of such options.

(3)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 28, 2013 of $13.93 per share.

Potential Payments and Benefits Upon a Termination of Employment by Cadence

Without Cause or by Executive in Connection with a Constructive Termination for

Good Reason Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment (7 Months After Termination) ($)		Lump Sum Payment (13 Months After Termination) ($)		Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(1)(2)	Vesting of Restricted Stock Awards ($)(3)	Pre-Tax Total ($)
Lip-Bu Tan	$24,000	$975,000	(4)	$975,000	(4)	$14,392	$1,899,625	$2,658,276	$6,546,303
Geoffrey G. Ribar	24,000	600,000		450,000		14,362	385,921	812,579	2,286,862
Thomas P. Beckley	24,000	525,000		315,000		24,775	156,367	632,645	1,677,787
Chi-Ping Hsu	24,000	562,500		421,875		532	369,517	684,882	2,063,306
Charlie Huang	24,000	600,000		450,000		3,136	481,605	644,263	2,203,004

(1)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a change in control multiplied by the difference between the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)	These amounts do not include “out of the money” options to purchase shares of Cadence common stock that would have been subject to acceleration. These options have an exercise price of $14.22, and the acceleration would have had no value. Mr. Tan has 324,584, Mr. Ribar has 59,375, Mr. Beckley has 45,521, Mr. Hsu has 55,417 and Mr. Huang has 55,417 of such options.

(3)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 27, 2013 of $13.93 per share.

(4)	Upon a change in control, Mr. Tan would receive lump-sum payments totaling $1,950,000, which equals one and one half times the combined value of his base salary of $650,000 and his target bonus of $650,000.

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or

Due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each NEO, assuming the executive’s employment had terminated on December 28, 2013 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company- Paid COBRA Premiums (Upon Termination of Employment due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)(2)	Vesting of Restricted Stock Awards ($)(3)	Pre-Tax Total (Upon Termination of Employment due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment due to Death) ($)
Lip-Bu Tan	$14,392	$1,420,422	$1,462,636	$2,897,450	$2,883,058
Geoffrey G. Ribar	14,362	318,545	464,343	797,250	782,888
Thomas P. Beckley	24,775	94,272	336,646	455,693	430,918
Chi-Ping Hsu	532	273,674	371,471	645,677	645,145
Charlie Huang	3,136	369,749	313,425	686,310	683,174

(1)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 27, 2013 (the last business day of Cadence’s fiscal 2013) of $13.93 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)	These amounts do not include “out of the money” options to purchase shares of Cadence common stock that would have been subject to acceleration. These options have an exercise price of $14.22, and the acceleration would have had no value. Mr. Tan has 102,500, Mr. Ribar has 18,750, Mr. Beckley has 14,375, Mr. Hsu has 17,500 and Mr. Huang has 17,500 of such options.

(3)	These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 27, 2013 of $13.93 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of December 28, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	13,869,880(1)	$10.79	26,927,186(2)
Equity compensation plans not approved by security holders	1,842,707(3)	$10.09	0

Total	15,712,587	$10.71	26,927,186

(1)	This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	This amount includes 9,868,798 shares available for issuance under the ESPP as of December 28, 2013.

(3)	This amount excludes 1,762,332 shares subject to issuance upon exercise of options assumed in connection with acquisitions at a weighted average exercise price of $4.26.

The 1997 Plan historically provided for the issuance of nonstatutory stock options, restricted stock, RSUs, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers (other than in limited cases of grants to individuals not then employed by Cadence, as a material inducement to such person becoming an employee and executive officer of Cadence), directors or beneficial owners of 10% or more of Cadence common stock. In connection with the amendment and restatement of the 2000 Plan (formerly known as the 2000 Nonstatutory Equity Incentive Plan), effective March 16, 2011, reserved shares of common stock that were not subject to a grant or as to which a stock award is forfeited under the 1997 Plan became available for grant under the 2000 Equity Incentive Plan. As of December 28, 2013, under the 1997 Plan, there were options to purchase 1,842,707 shares outstanding with a weighted average exercise price of $10.09, 29,826 shares subject to unvested restricted stock grants and no shares remaining available for grant.

The exercise price of options granted under the 1997 Plan could not be less than the fair market value of a share of Cadence common stock on the grant date. Prior to January 1, 2007, the fair market value was the average of the high and low price of Cadence common stock on the grant date. For grants made after January 1, 2007, the fair market value was the closing price of Cadence common stock on the grant date. Options granted to new employees under the 1997 Plan generally vested over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to existing employees under the 1997 Plan generally vested over a four-year period, in 48 equal monthly installments. Options granted under the 1997 Plan prior to October 1, 2006 generally expire ten years from the grant date, and options granted under the 1997 Plan after October 1, 2006 expire seven years from the grant date. The vesting of options and restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board. Stock bonus awards and incentive stock awards granted under the 1997 Plan are subject to the terms and conditions determined by the Board.

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures, which require that all “interested transactions” with “related parties” (each as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	Cadence or any of its subsidiaries is a participant; and

•

Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•

Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has pre-approved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

•	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

•

The executive officer is not an immediate family member of a “related party,” the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a NEO and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•

Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, if the amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the greater of (i) $200,000 or (ii) 5% of the recipient’s total annual revenues;

•

Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the lesser of (i) $200,000 or (ii) 5% of the charitable organization’s total annual revenues, or if donations are made pursuant to Cadence’s matching program as a result of contributions by employees, pursuant to a program that is available on the same terms to all employees of Cadence;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under an indenture or similar services.

The Board has also delegated to the Chairman of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000. Further, if a director serves as an executive officer of another company with which Cadence does business, the Corporate Governance and Nominating Committee may establish guidelines, via resolutions, under which certain transactions are deemed pre-approved and the Corporate Governance and Nominating Committee, on at least an annual basis, will review both Cadence’s relationship with the director-affiliated company and the guidelines that have been established for management of that relationship.

TRANSACTIONS WITH RELATED PARTIES

On May 23, 2013, Cadence acquired Cosmic Circuits Pvt. Ltd. (“Cosmic”), a privately-held provider of intellectual property used in system-on-chip design and verification based in Bangalore, India, for an aggregate consideration of approximately $61.2 million in cash. Mr. Tan was a member of the board of directors of Cosmic. In addition, a trust for the benefit of the children of Mr. Tan owned approximately 8.5% of Cosmic, and Mr. Tan and his wife serve as co-trustees of the trust. Mr. Tan was not involved in the transaction. Mr. Tan recused himself from the discussions and negotiations between Cadence and Cosmic throughout the duration of the transaction, including any discussions and negotiations related to the consideration provided to Cosmic. A financial advisor provided a fairness opinion to Cadence in connection with the transaction, and the Board reviewed the transaction and concluded that it was in the best interests of Cadence to proceed with the transaction. Mr. Huang’s spouse has been employed by Cadence since 1990 and has held various engineering positions during her employment, and is presently an Architect in Cadence’s digital and signoff group. The total compensation of Mr. Huang’s spouse for services provided to Cadence in fiscal 2013 as an employee was $225,001, which was calculated in the same manner as total compensation in the Summary Compensation Table.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the directors and executive officers of Cadence, and persons who beneficially own more than 10% of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Cadence with copies of all Section 16(a) forms they file.

To Cadence’s knowledge, based solely on a review of the copies of the Section 16(a) reports submitted to Cadence and written representations that no other reports were required during fiscal 2013, all reports required by Section 16(a) applicable to its executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during fiscal 2013.

STOCKHOLDER PROPOSALS AND NOMINATIONS

From time to time, Cadence’s stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the annual meeting of stockholders. Stockholder proposals must be submitted in writing to the Cadence’s Corporate Secretary no later than November 26, 2014 to be included in the proxy statement and form of proxy relating to the 2015 annual meeting of Cadence stockholders pursuant to Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

Alternatively, under Cadence’s Bylaws, any director nominations or other business proposals which the stockholder does not seek to include in Cadence’s 2015 proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 5, 2015, nor earlier than January 6, 2015, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. If the date of the 2015 annual meeting of Cadence stockholders changes by more than 30 days from the anniversary date of the Annual Meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, (ii) the class and number of shares of Cadence common stock owned directly and indirectly and of record by such stockholder and beneficial owner, (iii) a representation that the stockholder intends to appear in person or proxy at the meeting to propose the nomination for director or other business, (iv) the class and number of shares of Cadence common stock beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such stockholder and beneficial owner as of the date of the notice, and a representation that such stockholder will notify Cadence in writing within five business days after the record date for such meeting of the class and number of Cadence shares beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (v) a description of any agreement, arrangement or understanding with respect to the nomination for director or other business between or among such stockholder or beneficial owner and any other person, (vi) a description of any agreement, arrangement or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner with the effect or intent to mitigate loss to, manage risk or benefit from changes in Cadence’s share price, or increase or decrease the voting power of the stockholder or beneficial owner, and (vii) a representation as to whether the stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Cadence’s outstanding shares required to elect the director nominee or approve the other business and/or otherwise to solicit proxies from stockholders in support of the nomination or other business. If a stockholder intending to make a nomination of a director or to propose other business (other than matters brought under Rule 14a-8 under the Exchange Act) at an annual meeting pursuant to the terms set forth in Cadence’s Bylaws does not provide the information described in clause (C) above within five business days following the record date for the annual meeting, or the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination of a director or other business, such nomination of a director or other business shall not be presented for stockholder action at the annual meeting and shall be disregarded, although the proxies in respect of such nomination or other business may have been received by Cadence.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of a meeting determines whether a nomination or any business proposed to be brought before the annual meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with Cadence’s Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James J. Cowie

Sr. Vice President, General Counsel and Secretary

March 26, 2014

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013 CAN BE FOUND ON THE INTERNET AT WWW.CADENCE.COM/CADENCE/INVESTOR_RELATIONS OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

CADENCE DESIGN SYSTEMS, INC.

OMNIBUS EQUITY INCENTIVE PLAN

Approved by the Board of Directors: February 5, 2014

Approved by the Stockholders:

Termination Date: May 6, 2024 (Subject to approval by the stockholders)

This Omnibus Equity Incentive Plan (the “Plan”) of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), amends and restates in its entirety the Company’s Amended and Restated 1987 Stock Incentive Plan and consolidates the Company’s Amended and Restated 2000 Equity Incentive Plan into the Amended and Restated 1987 Stock Incentive Plan. Following the Effective Date, no additional Awards shall be granted under the Prior Plans, and all outstanding Awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans with respect to which such Awards were originally granted and the Shares issuable under such Awards shall be issued from such Prior Plans. All Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

1. PURPOSES OF THE PLAN. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and its Affiliates, and to promote the success of the Company’s business.

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award” shall mean any right granted under the Plan, including an Option, an award of Incentive Stock or a Restricted Stock Unit.

(c) “Award Agreement” means a written agreement between the Company and a holder of an Award, or other instrument, evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

(e) “Board of Directors” shall mean the Board of Directors of the Company.

(f) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(h) “Common Stock” shall mean the common stock of the Company.

(i) “Company” shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

(j) “Consultant” shall mean any consultant, independent contractor or adviser rendering services to the Company or an Affiliate (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions). The term “Consultant” shall not include non-employee members of the Board of Directors.

(k) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service, whether as an Employee or Consultant. The Board shall determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any approved leave of absence, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors. Continuous Status as an Employee or Consultant shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Affiliate, provided that there is no interruption or termination thereof.

(l) “Effective Date” shall mean May 6, 2014, subject to approval by the stockholders of the Company.

(m) “Employee” shall mean any person, including officers and directors, employed by the Company or any Affiliate. The payment of a director’s fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o) “Fair Market Value” means the closing price of the Common Stock on such date, as reported on the NASDAQ Global Select Market or such other primary national exchange on which the Common Stock is listed. In the event the Common Stock is not listed on an exchange as described in the previous sentence, Fair Market Value with respect to any relevant date shall be determined in good faith by the Board.

(p) “Incentive Stock” means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

(q) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Option” shall mean a stock option granted pursuant to the Plan, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, at the discretion of the Board and as reflected in the terms of the applicable Award Agreement.

(t) “Optioned Stock” shall mean the Common Stock subject to an Option.

(u) “Parent” shall mean a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Participant” shall mean an Employee or Consultant who receives an Award.

(w) “Plan” shall mean this Omnibus Equity Incentive Plan, as amended from time to time.

(x) “Prior Plans” shall mean the Company’s Amended and Restated 1987 Stock Incentive Plan and the Company’s Amended and Restated 2000 Equity Incentive Plan (which includes reserved shares of Common Stock that are not subject to a grant or as to which an Award granted has been forfeited under the Company’s 1993 Nonstatutory Stock Incentive Plan, as amended, and the Company’s 1997 Nonstatutory Stock Incentive Plan, as amended).

(y) “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, segment or Affiliate, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, or compared to previous results or to a designated comparison group, in each case as specified by the Board in an Award (and in each case on a GAAP or non-GAAP basis, if applicable): (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (diluted or basic), (c) earnings per share from continuing operations, (d) earnings (including but not limited to earnings before interest, taxes, depreciation and amortization), (e) return on equity, (f) total stockholder return, (g) return on capital, (h) return on assets or net assets, (i) revenue or revenue growth, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share, (p) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant or expert in measuring such matters, (q) return on investment, (r) stock price, (s) market capitalization, (t) cash from operations, (u) product innovation or release schedule, (v) capital expenditure, (w) working capital, (x) cost of capital, (y) cost reductions, (z) bookings and segments of bookings such as net product bookings, (aa) market penetration, and (bb) technology development or proliferation.

(z) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10 hereof pursuant to which shares of Common Stock or cash in lieu thereof may be issued in the future.

(aa) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc) “Share” shall mean a share of Common Stock, as may be adjusted in accordance with Section 12 of the Plan.

(dd) “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of shares reserved for issuance under the Plan on and after the Effective Date is (i) the number of Shares reserved for issuance as of the Effective Date under the Prior Plans that are not subject to a grant, plus (ii) the number of Shares that are subject to outstanding Awards granted under the Prior Plans that have been forfeited or terminated and revert and become available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any Award under the Plan or the Prior Plans shall for any reason expire or otherwise terminate, in whole or in part, without having vested or been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If the Company repurchases any unvested Shares acquired pursuant to an Award under the Plan or the Prior Plans, such repurchased Shares shall revert to and again become available for issuance under the Plan. Additionally, Shares subject to an Award under the Plan or the Prior Plans may not again be made available for issuance under the Plan if such shares are: (i) shares used to pay the exercise price of an Option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Award or (iii) shares repurchased on the open market with the proceeds of an Option exercise.

(c) Source of Shares. Shares issued under the Plan may be authorized, but unissued or reacquired Common Stock.

(d) Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,216,702, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed the number of shares reserved for issuance under the Plan on and after the Effective Date set forth in Section 3(a), which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

4. ADMINISTRATION OF THE PLAN.

(a) Procedure. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In such event, any references in the Plan to the Board of Directors shall be deemed to refer to the Committee. To the extent required to satisfy the requirements of Rule 16b-3 or Section 162(m) of the Code, the Committee shall consist of two or more “Non-Employee Directors” (as defined under Rule 16b-3) or “Outside Directors” (as defined under Section 162(m) of the Code). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Unless and until otherwise determined by the Board of Directors, the Compensation Committee of the Board of Directors shall be the “Committee” hereunder. From time to time the Board of Directors may increase or decrease the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Awards to all Employees and Consultants or any portion or class thereof, to the extent consistent with applicable law or regulations. In addition, the Board of Directors or the Committee may by resolution authorize one or more officers of the Company to perform any or all tasks that the Board is authorized and empowered to do or perform under the Plan, to the extent permitted by applicable law, and for all purposes under the Plan, such officer or officers shall be treated as the Board; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number of Shares per Award (if any) and the total number of Shares (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Board of Directors or the Committee. No such officer shall designate himself or herself, or designate any executive officer (that is, an officer within the meaning of Section 16 of the Exchange Act) or member of the Board of Directors, as a recipient of any Awards granted under authority delegated to such officer.

(b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Awards under the Plan; (ii) to determine the exercise, sales or purchase price per share of Awards to be granted, which price shall be determined in accordance with Sections 8(a) and 10(c) of the Plan, as applicable; (iii) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted, the number of Shares to be represented by each Award, and the terms of such Awards; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Award; (vii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Award; (viii) to adopt any sub-plan to the Plan for grants of Awards to Employees residing outside the United States to comply with tax, securities or other non-U.S. legal requirements or to provide favorable tax treatment for Awards; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

5. ELIGIBILITY. Awards may be granted only to Employees or Consultants. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award.

Incentive Stock Options may only be granted to Employees. The aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a Nonstatutory Stock Option.

The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company or any Affiliate, as applicable, nor shall it interfere in any way with the Participant’s right or the Company’s or any Affiliate’s right, as applicable, to terminate the Participant’s employment at any time or the Participant’s consultancy pursuant to the terms of the Consultant’s agreement with the Company or any Affiliate.

6. TERM OF THE PLAN. The Board of Directors approved the Plan on February 5, 2014. The Plan shall become effective upon approval by the stockholders of the Company. Subject to approval of the stockholders of the Company, the Plan, as may be amended from time to time, shall continue in effect until May 6, 2024 unless sooner terminated under Section 14 hereof.

7. TERM OF OPTION; VESTING PROVISIONS.

(a) Option Term. The term of each Option shall be seven (7) years from the date of grant thereof or such shorter term as may be provided in the applicable Award Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the applicable Award Agreement.

(b) Vesting Provisions. The terms on which each Option shall vest shall be determined by the Board in its discretion, and shall be set forth in the Award Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of performance or other criteria. Performance criteria may, but need not, be based on Qualifying Performance Criteria. The provisions of this Section 7(b) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

8. OPTION EXERCISE PRICE AND CONSIDERATION.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(i) Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Notwithstanding the provisions of this Section 8(a), an Option (whether an Incentive Stock Option or Nonstatutory Stock Option) may be granted with an exercise price lower than set forth in this Section 8(a) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Consideration. Subject to applicable law, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares as may be determined by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder approval, (i) reduce the exercise price of any Option, (ii) exchange any Option for cash, another Award or a new Option with a lower exercise price or (iii) otherwise directly or indirectly reprice any Option.

9. EXERCISE OF OPTIONS.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee or Consultant. If a Participant ceases to serve as an Employee or Consultant for any reason other than death or disability, the Participant may, but only within such period of time ending on the earlier of (i) three (3) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Extension of Termination Date. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service as an Employee or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate three (3) months after the first date when the issuance of such Shares would not violate such registration requirements under the Securities Act.

(d) Death of Participant. In the event of the death of a Participant during the term of the Option who is at the time of the Participant’s death an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) following the date of death or (ii) the expiration of the term of the Option, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Disability of Participant. In the event of the disability of a Participant during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Participant (or the Participant’s legal guardian or conservator) may, but only within the period of time ending on the earlier of (i) twelve (12) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant on account of such disability or (ii) the expiration of the term of the Option, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

10. INCENTIVE STOCK AND RESTRICTED STOCK UNITS.

(a) General. Incentive Stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued service or performance conditions) and terms as the Board deems appropriate. Restricted Stock Units are awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance criteria) and terms as the Board deems appropriate. Unless determined otherwise by the Board, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or, if specified in an Award Agreement, payment of an amount of cash determined with reference to the value of Shares. The Board may specify that the grant, vesting or retention of any or all Incentive Stock and/or Restricted Stock Units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. To the extent that any Incentive Stock and/or Restricted Stock Unit Award is designated by the Board as “performance-based compensation” under Section 162(m) of the Code, (i) the performance criteria for the grant, vesting or retention of any such Incentive Stock and/or Restricted Stock Unit Award shall be a measure based on one or more Qualifying Performance Criteria selected by the Board, specified at the time the Incentive Stock and/or Restricted Stock Unit Award is granted, and shall be a pre-established goal under Treasury Regulation Section 1.162-27(e)(2)(i), (ii) the Board shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Stock and/or Restricted Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and (iii) the award shall comply with all other applicable requirements relating to “performance-based compensation” under Section 162(m) of the Code. To the extent a performance-based award is not intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria for the grant, vesting or retention of any such Incentive Stock and/or Restricted Stock Unit Award may be a measure based on one or more Qualifying Performance Criteria selected by the Board, or any other criteria deemed appropriate by the Board.

(b) Award Agreements. Each Award Agreement related to Incentive Stock or Restricted Stock Units shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement of these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the Shares, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

(c) Sales Price. Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock or Shares underlying Restricted Stock Units shall be sold or awarded to a Participant, which price may vary from time to time and among Participants and which may be above or below the Fair Market Value of such shares at the date of grant or issuance.

(d) Share Vesting. The grant, issuance, retention and/or vesting of shares of Incentive Stock and Restricted Stock Units, as applicable, shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock and Restricted Stock Units subject to continued service, passage of time and/or such performance criteria as deemed appropriate by the Board; provided that, in no event shall an award of Incentive Stock or Restricted Stock Units granted to an executive officer (that is, an officer within the meaning of Section 16 of the Exchange Act) vest sooner than (i) three (3) years after the date of grant, if the vesting of the Incentive Stock or Restricted Stock Units is based solely on Continuous Status as an Employee or Consultant and the grant of Incentive Stock or Restricted Stock Units is not a form of payment of earned incentive compensation or other performance-based compensation, provided, however, that notwithstanding the foregoing vesting limitations, shares of Incentive Stock and awards of Restricted Stock Units vesting under this clause (i) may vest in installments so long as the vesting schedule, at any point in time, is not more favorable than what would be vested under a monthly pro rata installment schedule (i.e., 1/36 per month for 3 years), or (ii) one (1) year after the date of grant, if the vesting of Incentive Stock or Restricted Stock Units is subject to the achievement of performance goals. Notwithstanding the foregoing, the Board may accelerate vesting (in an Award Agreement or otherwise) of any Award in the event of a Participant’s termination of service as an Employee or Consultant, a Change in Control or other similar event, provided that, in the case of award of Incentive Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m), such acceleration shall comply with the requirements set forth in Treasury Regulation Section 1.162-27(e)(2)(iii).

(e) Transferability. Shares of Incentive Stock and Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the applicable Award Agreement, as the Board shall determine in its discretion, so long as the Incentive Stock or Restricted Stock Units, as applicable, awarded under the Award Agreement remain subject to the terms of the Award Agreement.

(f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock or Restricted Stock Units, as applicable, on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine. In addition, to the extent consistent with Section 162(m) of the Code, the Board may appropriately adjust any evaluation of performance under the Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

(g) Voting Rights. Unless otherwise determined by the Board, Participants holding shares of Incentive Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. With respect to Shares underlying Restricted Stock Units, Participants shall have no voting rights unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(h) Dividends and Distributions. Participants in whose name an Award of Incentive Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Board. Participants in whose name an Award of Restricted Stock Units is granted shall not be entitled to receive dividends or other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Board. The Board will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall be subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Awards subject to performance criteria.

11. NON-TRANSFERABILITY OF AWARDS. Except as otherwise expressly provided in the terms of the applicable Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Award.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CHANGE IN CONTROL. The number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of an Award, as well as the price per Share covered by each such outstanding Award, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Such adjustment shall be designed to comply with Section 409A and 424 of the Code or, except as otherwise expressly provided in Section 3(d) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders.

For purposes of the Plan, a “Change in Control” shall be deemed to occur upon the consummation of any one of the following events: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company’s incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company that are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (d) any transaction or series of related transactions after which any person (as such term is defined in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or (f) the liquidation or dissolution of the Company.

In the event of a Change in Control, then: (a) any surviving or acquiring corporation shall assume Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 12 for those outstanding Options under the Plan), or (b) in the event any surviving or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, (i) with respect to Awards held by persons then performing services as Employees or Consultants, the vesting of such Awards and the time during which such Awards may be exercised shall be accelerated prior to such event and the Awards terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

13. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. If the Board, at its sole discretion, permits acceleration as to all or any part of an Option, the aggregate Fair Market Value (determined at the time Award is granted) of stock with respect to which Incentive Stock Options first become exercisable in any year cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as Nonstatutory Stock Options.

(b) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by an Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise and/or vesting of the Award pursuant to its terms and said Shares have been issued to the Participant.

(d) Investment Assurances. The Company may require a Participant, as a condition to exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon exercise of the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock represented thereby.

(e) Withholding Obligations. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state, local or foreign income, social insurance, payment on account or other tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company or any Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

14. AMENDMENT AND TERMINATION OF THE PLAN.

(a) Amendment and Termination. The Board may at any time terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy any listing requirements of any securities exchange or national market system on which the Common Stock is traded or any other applicable law.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Awards already granted and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to an Award unless the exercise of the Option, if applicable, and the issuance and delivery of such Shares pursuant the Award shall comply with all relevant provisions of the law, including without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or national market system upon which the Shares may then be listed, foreign securities and exchange control laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a) The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or

(b) Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

17. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. AWARD AGREEMENT. All Awards shall be evidenced by written award agreements in such form as the Board shall approve.

19. CHOICE OF LAW. The law of the State of Delaware, without regard to its conflict of laws rules, shall govern all questions concerning the construction, validity and interpretation of the Plan.

20. SECTION 409A. It is intended that any Award issued to U.S. taxpayers pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. Notwithstanding the foregoing, to the extent applicable, it is further intended that any Restricted Stock Units issued to U.S. taxpayers pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award are to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

21. REQUIRED DELAY IN PAYMENT ON ACCOUNT OF A SEPARATION FROM SERVICE. Notwithstanding any other provision in this Plan, any Award agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee” (as defined in Treasury Regulations Section 1.409A-1(i)), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Board may elect any of the methods of applying this rule that are permitted under Treasury Regulations Section 1.409A-3(i)(2)(ii).

cādence®

CADENCE DESIGN SYSTEMS, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

C123456789

000000000.000000 ext 000000000.000000 ext

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2014.

Vote by Internet

Go to www.envisionreports.com/CDNS

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals - THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC. RECOMMENDS A VOTE FOR EACH OF THE EIGHT DIRECTOR NOMINEES FOR ELECTION AND A VOTE FOR PROPOSALS 2, 3 AND 4.

1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain

1.1 - Susan L. Bostrom 1.2 - James D. Plummer 1.3 - Alberto Sangiovanni-Vincentelli

1.4 - George M. Scalise 1.5 - John B. Shoven 1.6 - Roger S. Siboni

1.7 - Young K. Sohn 1.8 - Lip-Bu Tan

For Against Abstain

2. Approval of the Omnibus Equity Incentive Plan, which consolidates the Amended and Restated 2000 Equity Incentive Plan into the Amended and Restated 1987 Stock Incentive Plan.

For Against Abstain

3. Advisory resolution to approve executive compensation.

4. Ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending January 3, 2015.

B Non-Voting Items

Change of Address - Please print new address below. Comments - Please print your comments below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box.

C 1234567890 J N T 1 U P X 1 9 3 5 8 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SPEC

Important notice regarding the Internet availability of proxy materials for the 2014 Annual Meeting of Stockholders of Cadence Design Systems, Inc. The 2014 Proxy Statement and the Annual Report for the fiscal year ended December 28, 2013 of Cadence Design Systems, Inc. are available at: http://www.envisionreports.com/CDNS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

cādence®

Proxy - CADENCE DESIGN SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2014

The undersigned hereby appoints Lip-Bu Tan, Geoffrey G. Ribar and James J. Cowie, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2014 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at the offices of Cadence Design Systems, Inc. located at 2655 Seely Avenue, Building 10, San Jose, California 95134, on May 6, 2014 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE EIGHT DIRECTOR NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2014 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)